                                                                   Exhibit 10.28

                         SUPPLY AND OPERATING AGREEMENT

                                     BETWEEN

                             THE GRAND UNION COMPANY

                                       AND

                           C&S WHOLESALE GROCERS, INC.

                          DATED AS OF JANUARY 21, 1996

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE I.    CERTAIN DEFINITIONS .........................................   1

SECTION 1.1.  Certain Defined Terms .......................................   1

ARTICLE II.   SCOPE AND TERM AGREEMENT, CHANGEOVER
              PROVISIONS, MERCHANDISE .....................................   5

SECTION 2.1.  Agreement ...................................................   5
SECTION 2.2.  Term ........................................................   5
SECTION 2.3.  Changeover Provisions .......................................   6
SECTION 2.4.  Provisions Relating to Merchandise ..........................   6

ARTICLE III.  PURCHASE, SALE AND DISTRIBUTION .............................   8

SECTION 3.1.  Agreement ...................................................   8
SECTION 3.2.  Delivery ....................................................   8
SECTION 3.3.  Price .......................................................   9
SECTION 3.4.  Other Pricing Provisions ....................................   9
SECTION 3.5.  Payments ....................................................  10
SECTION 3.6.  Service Level ...............................................  11

ARTICLE IV.   OPERATION AND FEES ..........................................  12

SECTION 4.1.  Operation of Facility .......................................  12
SECTION 4.2.  Non-Merchandise Inventory ...................................  12
SECTION 4.3.  Use of Slots; Storage .......................................  13
SECTION 4.4.  Payment of Costs and Fees ...................................  13
SECTION 4.5.  Determination of Operating Expense Amount
              and Other Costs .............................................  13
SECTION 4.6.  Cooperation .................................................  14
SECTION 4.7.  Maintenance of Fees .........................................  14
*
ARTICLE V.    CERTAIN COVENANTS ...........................................  15

SECTION 5.1.  Information .................................................  15
*
SECTION 5.3.  Sublease; Assignment ........................................  15
*
SECTION 5.5.  Compliance with Law .........................................  16
SECTION 5.6.  Insurance ...................................................  16
*
SECTION 5.8.  Affirmation and Acknowledgment ..............................  17

ARTICLE VI.   MONTGOMERY INVENTORY ........................................  17

SECTION 6.1.  Initial Inventory ...........................................  17
SECTION 6.2.  Inventory Administrative Charge .............................  18
SECTION 6.3.  Inventory Limits ............................................  18

ARTICLE VII.  ADDITIONAL BUSINESS .........................................  19

SECTION 7.1.  Additional Business .........................................  19

ARTICLE VIII. TERMINATION .................................................  20

SECTION 8.1.  Termination by C&S ..........................................  20

*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

SECTION 8.2.  Termination by Grand ........................................  21
SECTION 8.3.  Termination of Sublease .....................................  22
SECTION 8.4.  Negotiations, Interim Period ................................  22
SECTION 8.5.  Waiver ......................................................  23

ARTICLE IX.   REPRESENTATIONS AND WARRANTIES ..............................  23

SECTION 9.1.  Representations and Warranties of C&S .......................  23
SECTION 9.2.  Representation and Warranties of Grand Union ................  24

ARTICLE X.    GENERAL PROVISIONS ..........................................  24

SECTION 10.1. Entire Agreement ............................................  24
SECTION 10.2. Expenses ....................................................  24
SECTION 10.3. Amendments ..................................................  25
SECTION 10.4. Notices .....................................................  25
SECTION 10.5. Binding Effect; Assignment ..................................  25
SECTION 10.6. Counterparts ................................................  26
SECTION 10.7. Confidentiality .............................................  26
SECTION 10.8. Relationship of Parties .....................................  27
SECTION 10.9. No Third-Party Beneficiaries ................................  27
SECTION 10.l0.Severability ................................................  27
SECTION 10.11.Headings ....................................................  28
SECTION 10.12.Governing Law ...............................................  28
SECTION 10.13.Arbitration .................................................  28

Exhibit A - Montgomery Lease Agreement dated September 29, 1989
Exhibit B - Existing Grand Union Stores
Exhibit C - Merchandise
*
Exhibit E - Forms of Notices
Exhibit F - Form of Landlord Consent
*
Exhibit H - Montgomery Facility Slots
Exhibit I - Montgomery Facility Storage
*
Exhibit K - Terms of Sublease
*

*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

      SUPPLY AND OPERATING AGREEMENT, dated as of January 21, 1996 (this "Agreement"), between THE GRAND UNION COMPANY, a Delaware corporation ("Grand Union"), and C&S WHOLESALE GROCERS, INC., a Vermont corporation ("C&S").

                              W I T N E S S E T H:

      WHEREAS, Grand Union operates supermarkets and food stores in the States of New York, Vermont, New Jersey, Connecticut, Pennsylvania and New Hampshire; and

      WHEREAS, certain of such stores are presently supplied through a facility leased by Grand Union in Montgomery, New York, pursuant to that certain lease agreement attached hereto as Exhibit A (the "Montgomery Facility"); and

      WHEREAS, C&S is a wholesale supplier of food products and other merchandise sold in supermarkets and food stores; and

      WHEREAS, Grand Union intends to retain possession of the Montgomery Facility (except as otherwise provided herein), and Grand Union and C&S desire to enter into an agreement relating to Merchandise to be provided to Grand Union through the Montgomery Facility;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, Grand Union and C&S hereby agree as follows:

                                   ARTICLE I.

                               CERTAIN DEFINITIONS

            SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Agreement" has the meaning specified in the preamble to this Agreement.

            "Assignment" has the meaning specified in Section 5.3.

*
            "Bank Agreement" shall mean the Amended and Restated Credit Agreement dated as of June 15, 1995 among Grand Union, Bankers Trust Company, as agent, and the lending institutions


*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

party thereto, as amended from time to time, and any other revolving credit agreement that provides for the refinancing or replacement of the revolving credit obligations of Grand Union under such Credit Agreement.

            "Base Costs" has the meaning specified in section 8.2.

*

            "Business Day" means a day on which banks in New York, New York and Boston, Massachusetts are open for business.

            "Changeover Date" means the date specified in the Changeover Election Notice as the date on which the C&S Purchase Period shall commence.

            "Changeover Election Notice" has the meaning specified in Section
2.3

            "Contract Year" means any consecutive twelve-month period during the Term commencing on January 21 and ending the following January 20, the first such Contract Year to commence January 21, 1996.

            "C&S Purchase Period" means the period commencing on the Changeover Date and ending on the date on which this Agreement expires or otherwise terminates.

            "C&S Supply Agreements" means the two Supply and Distribution Agreements between C&S and Grand Union dated as of June 15, 1995 and January 2, 1996, as amended from time to time.

            "Employee Costs" means payroll, fringe benefits and other amounts payable to employees of Grand Union, pursuant to the Labor Service Agreement or otherwise, for their services in connection with the operation of the Montgomery Facility.

            "Event of Force Majeure" means, with respect to any Person, any event, circumstance or condition described in any of clauses (a) through (e) below that is beyond the control of such Person, and is not the result of negligence or failure of such Person to act with due care, and that prevents such Person from performing, in whole or in part, its obligations under this Agreement. The following occurrences shall be deemed to be Events of Force
Majeure: (a) Acts of God, fire, explosion, accident, flood, storm or other natural phenomenon; (b) war (whether declared or undeclared); (c) national defense requirements; (d) compliance with any law, rule, regulation or governmental order that (x) becomes effective after the date hereof and (y) is binding on such Person, and compliance therewith by such Person is not voluntary or optional; and (e) producers or manufacturers establish industry-wide allocations or restrictions on quantities of products available to such Person.


*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

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            "Event of Insolvency" means that, with respect to any Person, such
Person shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur, or such Person shall take any corporate action to authorize any of the actions set forth above in this definition.

*
            "Grand Union Merchandise" means Merchandise owned by Grand Union and held at the Montgomery Facility as of the commencement date of this Agreement.

            "Grand Union Purchase Period" means the period commencing on the first day of the Term and ending on the day prior to the Changeover Date.

            "Grand Union Stores" shall mean (i) all existing Grand Union stores currently supplied by the Montgomery Facility as itemized on Exhibit B and (ii) all new Grand Union stores hereafter acquired.

            "Indenture" means the Indenture dated as of June 15, 1995 between Grand Union and IBJ Schroder Bank & Trust Company, as Trustee, as amended from time to time, and any indenture or other agreement that provides for the refinancing or replacement of the Notes issued by Grand Union under such Indenture.

            "Labor Service Agreement" means the agreement referred to in Section 5.4.

            "Lease" has the meaning specified in Section 5.3(a).

            "Liquidity Amount" means at any time of determination hereunder, the amount then available for borrowing by Grand Union under the Bank Agreement.



*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

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            "Merchandise" means products in the following categories currently carried by Grand Union at the Montgomery Facility and which are to be sold by Grand Union through Grand Union Stores: health, beauty care and cosmetics products and general merchandise supplied through the Montgomery Facility. The Merchandise is more particularly described in Exhibit C hereto.

            "Montgomery Facility" has the meaning specified in the second recital to this Agreement.

            "Non-Merchandise Inventory" has the meaning specified in Section
4.2.

            "Operating Expense Amount" has the meaning provided in Section
4.5(a).

            "Operating Expenses" means the *

            "Order and Polling Schedules" means the order and polling schedules as mutually agreed to by C&S and Grand Union from time to time.

            "Other Costs" means costs incurred by C&S in connection with the Montgomery Facility of the kinds specified in Part II of Exhibit D hereto.

            "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or any government or governmental authority or agency.

            "Service Level" means at any time during the C&S Purchase Period a percentage reflecting the ratio of (i) the number of cases of Merchandise actually delivered or available for pick-up within the delivery windows as provided in the applicable delivery schedules and in accordance with the requirements of Section 3.2 hereof to (ii) the total number of cases of such Merchandise ordered by Grand Union for delivery or pick-up, as the case may be, during the same period, less unauthorized Merchandise and manufacturers' out-of-stock Merchandise, and as otherwise determined in accordance with the provisions of Section 3.6.

            "Service Level Breach" has the meaning specified in Section 3.6.

            "Sublease" has the meaning specified in section 5.3.

            "Sublease Effective Date" has the meaning specified in Section 5.3.


*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

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            "Term" has the meaning specified in Section 2.2.

            "Termination Fee" has the meaning specified in section 8.2.

            "Weekly Fee" has the meaning specified in section 4.4.

                                   ARTICLE II.

         SCOPE AND TERM OF AGREEMENT; CHANGEOVER PROVISIONS; MERCHANDISE

            SECTION 2.1. Agreement.

            Grand Union hereby agrees to purchase from C&S, subsequent to the shipment of the Grand Union Merchandise to Grand Union Stores, substantially all of Grand Union's requirements for Merchandise, and C&S hereby agrees to supply to Grand Union all merchandise ordered by Grand Union hereunder, upon the terms and subject to the conditions herein set forth.

            (a) Grand Union Purchase Period. C&S authorizes Grand Union, during the Grand Union Purchase Period, to act as agent of C&S for the procurement of Merchandise. Grand Union shall negotiate, procure, process, purchase and pay for such Merchandise, which shall be delivered to the Montgomery Facility. C&S shall reimburse Grand Union for such purchases based on the provisions of section 3.5. At all times during the Grand Union Purchase Period, Grand Union shall purchase Merchandise only in such amounts and on such terms as may be permitted under
Article VI of this Agreement. Grand Union shall not hold itself out as an agent for C&S except for the limited purpose set forth in this Section 2.1(a).

              (b) Direct-to-Store Purchases. Subject to the provisions of the first paragraph of this Section 2.1, Grand Union shall have the right to supply Merchandise to Grand Union Stores on a "direct-to-store" basis, rather than through purchases from the Montgomery Facility as provided herein. Subject to such provisions, Grand Union may supply Merchandise on a direct-to-store basis at any time and from time to time and notwithstanding that Merchandise of any particular kind had previously been, or may thereafter be, supplied through purchase from the Montgomery Facility. Merchandise supplied on a direct-to-store basis may be delivered for cross-docking at the Montgomery Facility.

            SECTION 2.2. Term.

            (a) Implementation will begin on January 21, 1996, and the term of this Agreement (the "Term") will begin on January 21, 1996 and end on *; provided, however, that if the Term has not been extended by written agreement

*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

entered into prior to * the Term shall be extended, without any action of the parties hereto, for an additional year, to expire *. Notwithstanding the foregoing provisions, if the date on which Grand Union commences purchasing substantially all of its requirements of Merchandise from C&S occurs after January 21, 1996, the Term will commence on the first Sunday after such date.

            (b) C&S has the right, which may be exercised by giving notice to Grand Union at any time prior to * to extend the Term for two additional Contract Years and a portion of a third additional Contract Year so that the Term is extended to *. Grand Union shall also have the right, which may be exercised by giving notice to C&S at any time prior to * to extend the Term for two additional Contract Years and a portion of a third additional Contract Year so that the Term is extended to *. All fees set forth in this Agreement shall remain unchanged during such extension, except as otherwise expressly provided herein.

            SECTION 2.3. Changeover Provisions. During the Grand Union Purchase Period, Grand Union will purchase Merchandise directly from vendors as provided in Section 2.1(a), and certain provisions of this Agreement, as specified herein, are applicable only during the Grand Union Purchase Period. C&S shall have the right, by written notice given to Grand Union at any time, to elect that C&S shall purchase Merchandise hereunder directly from vendors. Such notice shall state that C&S elects to have the C&S Purchase Period commence, stating the commencement date of such Period, which shall be not earlier than 90 days after the date of such notice. Certain provisions of this Agreement, as specified herein, shall be applicable only during the C&S Purchase Period. All provisions of this Agreement that do not by their terms apply only to the Grand Union Purchase Period or the C&S Purchase Period shall apply to both such Periods.

            SECTION 2.4. Provisions Relating to Merchandise.

            (a) At all times during the Term, Grand Union agrees to take all reasonable measures to assure that the Merchandise (other than Grand Union Merchandise) is deemed for all purposes to be the property of C&S. Such measures shall include, but not be limited to, segregating such Merchandise from Non-Merchandise Inventory and other property of Grand Union; posting signs identifying such Merchandise as property of C&S; and correctly identifying the ownership of such Merchandise in all relevant communications with third parties, including any collateral certificates furnished by Grand Union to its lenders. If so requested by C&S, Grand Union agrees to execute and deliver appropriate UCC-1 financing statements or other documentation for filing in public records.

            (b) Promptly upon commencement of the Term, Grand Union shall give written notice (the forms of which are appended

*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

to this Agreement as Exhibit E) (i) to all vendors of Merchandise, that Grand Union is making purchases of Merchandise in its capacity as agent for C&S and
(ii) to its bank agent and the landlord under the Lease, that Merchandise (other than Grand Union Merchandise) in the Montgomery Facility is the property of C&S. Upon commencement of the C&S Purchase Period, Grand Union shall give notice to such vendors that Grand Union's authority to act as C&S' agent has terminated. Grand Union shall deliver copies of each such notice to C&S.

            (c) Within 30 days following commencement of the Term, Grand Union shall obtain from each holder of a security interest in inventory at the Montgomery Facility that filed a UCC-1 financing statement with respect to such inventory UCC-3s suitable for filing in all locations where such holders have filed UCC-1 financing statements, acknowledging C&S' rights with respect to Merchandise, such UCC-3s to be in form and substance reasonably satisfactory to C&S. Further, within 60 days following commencement of the Term, Grand Union shall furnish C&S with a search report from a recognized search firm identifying all holders of security interests in inventory at the Montgomery Facility with filed UCC-1 financing statements with respect to such inventory. Such search report shall be conducted for filings during the period from October 15, 1995 through the date of the search. Grand Union shall, within 30 days after delivery of such search report to C&S, deliver appropriate UCC-3s suitable for filing in all locations where such holders have filed UCC-1 financing statements if UCC-3s were not previously delivered with respect to such holders pursuant to this subsection (c).

            (d) On Friday of each week during the Grand Union Purchase Period, Grand Union agrees to furnish to C&S a certificate, signed by its Chief Financial Officer (or his designee), certifying the quantity of Merchandise in the Montgomery Facility (by shopkeeping unit) and that payments to vendors are being made in accordance with normal terms.

            (e) To provide C&S collateral security for Grand Union's obligation to act as C&S' agent to pay for Merchandise, as well as to provide collateral security for the payment and performance of all other obligations owing from Grand Union to C&S under this Agreement and the C&S Supply Agreements, Grand Union agrees to provide a stand-by, irrevocable letter of credit in favor of C&S in the amount of $2,625,000. Such letter of credit shall be issued by a bank reasonably satisfactory to C&S and shall be delivered to C&S no later than February 15, 1996. The letter of credit shall provide that it may be drawn upon
(i) the occurrence of any event permitting C&S to terminate this Agreement or either of the C&S Supply Agreements; or (ii) failure by Grand Union to provide C&S a replacement letter of credit not less than thirty days prior to the expiration date of the existing letter of credit. Grand Union shall have the right to require that C&S release and return to Grand Union any such letter of credit and any proceeds of any drawing on such letter of credit obtained pursuant to clause (ii) if, as of any date within 30 days after any interest payment date under the Indenture on which Grand Union shall have paid the full amount of the interest then due on the Notes outstanding under the Indenture, the Liquidity Amount is at least $40 million and Grand Union shall have delivered to C&S a certificate of the Chief Financial Officer (or his designee) of Grand Union setting forth such Liquidity Amount and the calculation thereof. Thereafter, the Chief Financial Officer of Grand Union (or his designee) shall provide quarterly certificates setting forth the Liquidity Amount and the calculation thereof. If at any time following the release and return of any such letter of credit the Liquidity Amount falls below $40 million, Grand Union shall deliver to C&S another letter of credit on the same terms and conditions set forth above.

                                  ARTICLE III.

                         PURCHASE, SALE AND DISTRIBUTION

            SECTION 3.1. Agreement. During the C&S Purchase Period, C&S shall negotiate, procure, process, purchase and pay for Merchandise from vendors thereof, and shall maintain stock and inventory thereof at the Montgomery Facility, at such times and in such amounts as shall be necessary to provide Merchandise to Grand Union pursuant to section 2.1.

            SECTION 3.2. Delivery.

            (a) All Merchandise and Non-Merchandise Inventory ordered hereunder for Grand Union Stores whose grocery and perishable inventory requirements are serviced by C&S pursuant to the C&S Supply Agreements shall be delivered by C&S F.O.B. destination to the C&S distribution center applicable to each such Grand Union Store where such Merchandise shall be "cross-docked" in accordance with the C&S Supply Agreements (or any future agreements) and delivered to such Grand Union Stores in accordance with the C&S Supply Agreements (or future agreements). Title to, and risk of loss with respect to, such Merchandise shall remain with C&S until delivery to the respective Grand Union Store.

            (b) All Merchandise and Non-Merchandise Inventory ordered hereunder for Grand Union Stores that are not serviced by C&S pursuant to the C&S Supply Agreements shall be picked up at the Montgomery Facility by Grand Union in accordance with schedules to be agreed to by the parties from time to time. Title to, and risk of loss with respect to, such Merchandise shall pass to Grand Union upon pick-up from the Montgomery Facility.

            SECTION 3.3. Price.

            (a) Grand Union Purchase Period. During the Grand Union Purchase Period, C&S will sell Merchandise to Grand Union based on *

            (b) C&S Purchase Period. During the C&S Purchase Period, C&S will sell Merchandise to Grand Union at *

            SECTION 3.4. Other Pricing Provisions. In addition to the provisions of Section 3.3(b), the following provisions shall be applicable to the purchase and supply by C&S of Merchandise hereunder during the C&S Purchase Period:

            *

*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

            (d) C&S will carry Grand Union's full assortment of private label Merchandise and will treat private label Merchandise as it does any other product.

            (e) Grand Union will be responsible for providing C&S with ad quantity requirements.

            *

            SECTION 3.5. Payments.

            (a) During the Grand Union Purchase Period, C&S will pay Grand Union
* the purchase price of the Merchandise purchased by Grand Union as C&S' agent *

            (b) During the Grand Union Purchase Period, Grand Union will pay C&S
* the Merchandise shipped to Grand Union Stores during the preceding week. *

            (c) During the C&S Purchase Period, Grand Union will pay C&S * Merchandise shipped to Grand Union Stores, based on *



*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

            (d) Grand Union will pay C&S * for fees and charges, other than Merchandise payments, under this Agreement.

            (e) Grand Union will provide to C&S * C&S will pay Grand Union by wire transfer *

            (f) In the event Grand Union or C&S fails to make any payment as provided in this Section 3.5, C&S or Grand Union will immediately provide written notice to the counterparty that payment has not been received and the counterparty will have *. If the payment is not received within * C&S shall have the right *. If payment is not received within * from receipt by Grand Union or C&S of such notice, C&S or Grand Union shall have the right to terminate this Agreement as provided in Section 8.1 or 8.2. Notwithstanding the foregoing, each party agrees to notify the other promptly if it believes there is an error. The parties agree to use their best efforts to resolve any disputes * of such notice. If any such dispute is not resolved *, the parties will submit the dispute to binding arbitration as provided in Section 10.13. For purposes of this Section 3.5, time is of the essence, subject to the express provisions hereof.

            (g) The parties agree to establish jointly an overage/shortage policy, attached hereto as Exhibit G (the "Credit Policy"), which will provide for a shortage adjustment factor on all shipments based on actual audits performed by C&S personnel and witnessed by Grand Union representatives. The Credit Policy will also provide for store delivery documentation and remedy procedures in the event of a "missing pallet."

            SECTION 3.6. Service Level. C&S agrees that, during the C&S Purchase Period, the Service Level for all Merchandise ordered by Grand Union hereunder will be maintained at a minimum *. C&S will provide Grand Union, during such Period, a weekly Service Level Reconciliation Report showing, with respect to each invoice, the number of cases ordered, the number of cases shipped or available for pick-up, as the case may be, the number of cases that are out of stock (including "warehouse scratches") and the number of cases that are unauthorized. Service Level percentages will not be adversely affected by any error by Grand Union in booking advertising and feature items, including sales levels of feature items in excess of projections made by Grand Union. If the Service Level for any week falls below the level



*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

required by the first sentence of this Section 3.6 (a "Service Level Breach"), Grand Union shall give notice to C&S and C&S shall use its best efforts to immediately restore the required Service Level. If, during * following the occurrence of a Service Level Breach the required Service Level is achieved, then the Service Level Breach shall be cured. Failure to achieve the required Service Level during * shall constitute a breach of this Agreement by C&S, * Notwithstanding the foregoing provisions, C&S will not be in breach of this Section 3.6 if its failure to maintain the Service Level as provided herein is a result of a material default by Grand Union under this Agreement, picketing or other labor disputes at Grand Union Stores or an Event of Force Majeure.

                                   ARTICLE IV.

                               OPERATION AND FEES

            SECTION 4.1. Operation of Facility. (a) Prior to the Sublease Effective Date, Grand Union shall operate and manage the Montgomery Facility in accordance with normal operating procedures and subject to the provisions of this Agreement. From and after the Sublease Effective Date, C&S shall operate and manage the Montgomery Facility in accordance with normal operating procedures and subject to the provisions of the Sublease, the Assignment, if entered into, and this Agreement, provided that Grand Union shall provide employees for such operation in accordance with the Labor Service Agreement. The provisions of Section 3.2 hereof with respect to title to, and risk of loss with respect to, Merchandise will be applicable both before and after the Sublease Effective Date.

            SECTION 4.2. Non-Merchandise Inventory. The parties acknowledge that Grand Union currently utilizes, and will continue to utilize, the Montgomery Facility for cigarettes and certain grocery and other products that do not constitute Merchandise and that C&S will have no rights hereunder in respect of such inventory ("Non-Merchandise Inventory"). The parties agree to cooperate in establishing procedures for segregation, handling and recordkeeping, and for other administrative matters, relating to Non-Merchandise Inventory. Physical inventories with respect to Non-Merchandise Inventory and with respect to inventory acquired by or through C&S hereunder will be taken on the same date as agreed to by the parties. Costs solely and exclusively relating to Non-Merchandise Inventory shall be allocated solely and exclusively to Grand Union, and C&S shall bear none of such costs. Costs that relate to both Non-Merchandise Inventory and Merchandise inventory *


*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

* C&S agrees that, if the Sublease or the Assignment is entered into, C&S will enter into or will provide such agreements as shall be necessary so that Grand Union may continue to utilize the Montgomery Facility for Non-Merchandise Inventory as referred to above.

            SECTION 4.3. Use of Slots; Storage.

            (a) Grand Union and C&S acknowledge that Exhibit H hereto reflects the current numbers of in-use and open slots in the "quick-pick" portion of the Montgomery Facility. Grand Union and C&S further acknowledge that Grand Union will have the right, in its sole discretion, to add selected single items to the products for which such slots are used, but that Grand Union will use reasonable efforts, consistent with business requirements, to maintain slot counts generally at current levels in order to accommodate C&S' needs as contemplated by Section 7.1.

            (b) Grand Union and C&S will segregate the storage section of the Montgomery Facility based on the diagram set forth as Exhibit I hereto.

            SECTION 4.4. Payment of Costs and Fees.

            (a) Prior to the Sublease Effective Date, Grand Union shall pay (i) to the Persons entitled thereto, * (ii) to C&S for its provision of Merchandise hereunder, * the amount determined pursuant to Section 4.5(b) hereof.

            (b) Prior to the Sublease Effective Date, C&S shall pay to Grand Union, *

            (c) From and after the Sublease Effective Date:

                  (i) C&S shall pay, to the Persons entitled thereto (or to
            Grand Union, for the purpose of making such payments),*; and

                  (ii) Grand Union shall pay to C&S *

            SECTION 4.5. *

            (a) * shall consist of the amount determined in accordance with the following provisions of this Section, as adjusted on an annual basis to reflect *


*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

*
            (c) Notwithstanding the foregoing provisions, determinations with respect to *
            (d) Notwithstanding any other provision of this Agreement to the contrary, *.

            SECTION 4.6. Cooperation. The parties agree to cooperate and negotiate in good faith in the determination of the amounts and adjustments provided for in Sections 4.4 and 4.5.

            SECTION 4.7. Maintenance of Fees. *





*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

                                   ARTICLE V.

                                CERTAIN COVENANTS

            SECTION 5.1. Information. During the C&S Purchase Period, C&S agrees to provide Grand Union, in addition to the pricing reports provided for in
Section 3.3, with such information as Grand Union may reasonably request from time to time in order to monitor compliance by C&S with the provisions of, and to carry out the transactions contemplated by, this Agreement. C&S further agrees that Grand Union will be allowed to conduct, * Grand Union agrees to provide C&S with such information and with such access to the Montgomery Facility as C&S may reasonably request in order to monitor compliance by Grand Union with the provisions of, and to carry out the transactions contemplated by, this Agreement.

            SECTION 5.2. Reclamation. *

            SECTION 5.3. Sublease; Assignment.

            (a) C&S shall have the right to request that Grand Union enter into a sublease of the Montgomery Facility (the "Sublease") upon the terms set forth in Exhibit K. Grand Union will agree to indemnify C&S against any environmental liabilities with respect to the leased premises arising out of a release of hazardous substances occurring prior to the effective date of the Sublease. The Sublease shall take effect no later than 90 days following the date of C&S' request that the parties enter into a Sublease. Grand Union represents and warrants to C&S that a true and correct copy of the Lease for the Montgomery Facility (the "Lease"), as in effect on the date of this Agreement, is appended to this Agreement as Exhibit A. During the Term, Grand Union agrees to comply with the terms of the Lease (except for any non-compliance that would not materially affect C&S' rights or obligations hereunder) and agrees not to amend, modify or extend that Lease without the prior written consent of C&S, which consent shall not be unreasonably withheld, delayed or conditioned.

            (b) C&S shall have the right to request that Grand Union's rights, interests and obligations under the Lease (including for this purpose the Sublease) be assigned to C&S, effective as of a date not earlier than the fourth anniversary of



*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

the date of this Agreement. C&S shall give Grand Union notice of such request not later than 90 days prior to the date on which such assignment (the "Assignment") is to be effective as aforesaid, specifying such date, provided that no such notice shall be given, and no assignment shall be effective, unless the Sublease is in effect at each such time. Grand Union and C&S agree to negotiate in good faith with respect to the terms of the Assignment, taking into consideration the purposes of this Agreement and the terms of the Sublease.

            (c) Within 45 days following the commencement of the Term, Grand Union shall obtain (i) from the landlord under the Lease a Consent and Waiver in substantially the form appended to this Agreement as Exhibit F and (ii) all lender approvals to the Sublease and the Assignment. The Sublease and the Assignment shall by their terms be subject to the provisions of this Agreement.

            (d) C&S agrees that, if the Assignment becomes effective, C&S will not (i) further assign its rights or interests in and to the Assignment or the Lease, (ii) cease operations at or otherwise close the Montgomery Facility or
(iii) enter into any agreement providing for any action referred to in clauses
(i) or (ii), unless it shall have offered Grand Union the right to re-acquire the Lease upon the terms upon which the Assignment was made.

            SECTION 5.4. *

            SECTION 5.5. Compliance with Law. Each of Grand Union and C&S covenants and agrees that in performing its obligations hereunder, it will comply with all applicable laws, rules, regulations and orders and will have and maintain all permits, licenses and authorizations necessary for the conduct of its business and the performance of its obligations hereunder.

            SECTION 5.6. Insurance. C&S agrees that all material properties and risks of C&S shall at all times be covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of C&S. Grand Union agrees that all material properties and risks of Grand Union shall at all times be covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Grand Union.




*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

            SECTION 5.7. *

            SECTION 5.8. Affirmation and Acknowledgment. Grand Union affirms and acknowledges that (i) upon an Event of Insolvency with respect to Grand Union or a failure by Grand Union to make any payment when due pursuant to Section 3.5 of this Agreement, C&S may fully enforce against Grand Union any and all rights that C&S may possess pursuant to Section 2-702 of the Uniform Commercial Code as enacted in the State of New York ("Section 2-702"), including without limitation, the right to reclaim goods delivered to Grand Union upon the terms and conditions set forth in Section 2-702, and (ii) upon a failure of Grand Union to make any payment when due under this Agreement or either of the C&S Supply Agreements (a "Grand Union Payment Obligation"), including without limitation, those payment obligations arising under each of Sections 3.05, 4.01,
4.05 and 7.04 of either of the C&S Supply Agreements, C&S may, and is hereby authorized by Grand Union, at any time and from time to time, to the fullest extent permitted by applicable law, without advance notice to Grand Union (any such notice being expressly waived by Grand Union), to set off and apply any and all amounts owed by C&S to Grand Union under this Agreement, including without limitation against any or all of the Grand Union Payment Obligations that have not been paid when due and remain unpaid, irrespective of whether or not C&S has exercised any other rights that it has or may have with respect to such Grand Union Payment Obligations. Grand Union shall execute and deliver to C&S, from time to time during the term of this Agreement, such documents as C&S may reasonably request to create, maintain, acknowledge or confirm the rights of C&S affirmed and acknowledged by Grand Union pursuant to this Section 5.8.

                                   ARTICLE VI.

                              MONTGOMERY INVENTORY

            SECTION 6.1. Initial Inventory. Grand Union Merchandise will be shipped to Grand Union Stores *. In the event that any portion of such Merchandise is identified as being unsalable *. The parties agree that for purposes of payment and




*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

purchase terms under this Agreement, shipments of Merchandise to Grand Union Stores from the date of commencement of this Agreement *

            SECTION 6.2. Inventory Administrative Charge. Grand Union agrees to minimize excess inventory under this Agreement at all times. Grand Union will pay an annual inventory administrative charge at a rate per annum equal to * In determining charges under this Section 6.2, appropriate allocations will be made to reflect proportionate inventory drawn in the event that C&S is serving other Persons at the Montgomery Facility pursuant to Section 7.1 hereof.

            SECTION 6.3. Inventory Limits. During the Grand Union Purchase Period, C&S shall not be required to reimburse Grand Union, pursuant to Section 2.1(a), for purchases of inventory by Grand Union to the extent the respective week's C&S inventory balance exceeds *. During the C&S Purchase Period, the inventory purchased and kept for Grand Union will not exceed *. For purposes of this Section 6.3, inventory shall be measured as of *. Prior to commencement of the Term, Grand Union and C&S shall analyze the categories of inventory at the Montgomery Facility and measure each of the following categories: (i) "turn" inventory, (ii) "all other" inventory, *. Based upon this analysis, Grand Union and C&S shall establish the amount of inventory in each category required by Grand Union for its everyday business needs and its seasonal business needs. The parties will measure "all other" inventory on a weekly basis, and *

            The following example illustrates this analysis:

            *

*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

* Grand Union will
communicate to C&S its requirements and needs in these areas on a basis consistent with the practices established in the C&S Supply Agreement dated June 15, 1995.

            Grand Union has advised C&S that as of December 1995, "turn" inventory amounts to * and "all other" inventory amounts to *. Within 90 days of commencement of the Term, the parties shall recalculate the levels of "turn" inventory and "all other" inventory and adjust such inventory levels accordingly. The inventory levels are based upon annual estimated inventory purchases by Grand Union of *. If the annual level of inventory purchases by Grand Union changes during the Term of the Agreement, the inventory levels provided for in Section 6.3 shall change by mutual agreement of the parties.

            C&S agrees that, upon delivery of the Merchandise, it will *.

            Notwithstanding the foregoing, the provisions of this Section 6.3 shall be reevaluated and adjusted as appropriate and on a periodic basis to take into account other business serviced by C&S pursuant to Section 7.1.

                                   ARTICLE VII.

                               ADDITIONAL BUSINESS

            SECTION 7.1. Additional Business.

            (a) Grand Union agrees that, if the Changeover Date has occurred, C&S may utilize the Montgomery Facility to supply food products and other merchandise to supermarkets and food stores other than Grand Union. C&S agrees that any such increase in the utilization of the Montgomery Facility shall not interfere


*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

in any significant respect with C&S' obligations to Grand Union under this Agreement. In the event of any conflict (as to, for example, scheduling or allocation of employees) between the requirements of Grand Union under this Agreement and the requirements of or relating to other business serviced by C&S pursuant to this Section 7.1, the *

            (b) Physical inventories shall be taken *. The costs of such physical inventories shall be allocated to Grand Union and C&S based upon the respective amounts of inventory held for Grand Union and for such other customers.

            (c) During the C&S Purchase Period, for purposes of Grand Union's annual store LIFO calculation, C&S will supply Grand Union *

                                  ARTICLE VIII.

                                   TERMINATION

            SECTION 8.1. Termination by C&S. C&S may terminate this Agreement
(i) in the event of a default by Grand Union under Section 3.5 which remains uncured * receipt by Grand Union of written notice thereof from C&S (subject, however, to the provisions of such Section for arbitration), (ii) in the event that Grand Union materially breaches its other obligations under this Agreement and such breach is curable and remains uncured after * receipt by Grand Union of written notice of such breach from C&S, (iii) upon the occurrence of an Event of Insolvency with respect to Grand Union (provided, however, that C&S shall not terminate this Agreement upon the occurrence of an Event of Insolvency in the event that Grand Union is otherwise in compliance with the terms of this Agreement and Grand Union provides adequate assurance of future performance under this Agreement) or (iv) upon termination of either of the C&S Supply Agreements pursuant to Section 7.01 thereof. Notwithstanding the foregoing, in the event that Grand Union defaults under
Section 3.5 * C&S may, on the occurrence of * terminate this Agreement immediately upon notice to Grand Union. In the event of termination by C&S under this Section 8.1, Grand Union shall pay to C&S, as full and liquidated damages (including damages for lost profits), the applicable termination fee set forth in this Article VIII.


*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

            SECTION 8.2. Termination by Grand Union. Grand Union may terminate this Agreement (i) in the event of a default by C&S under Section 3.5 which remains uncured for * of written notice thereof from Grand Union (subject to the provisions of such Section for arbitration), (ii) in the event that C&S materially breaches its other obligations under this Agreement and such breach is curable and remains uncured after * written notice of such breach from Grand Union, (iii) upon the occurrence of an Event of Insolvency with respect to C&S (provided, however that Grand Union shall not terminate this Agreement upon the occurrence of an Event of Insolvency in the event that C&S is otherwise in compliance with the terms of this Agreement and C&S provides adequate assurance of future performance under this Agreement) or (iv) upon the termination of either of the C&S Supply Agreements pursuant to Section 7.02 thereof. Notwithstanding the foregoing, in the event that C&S defaults under Section *, or if a Service Level Breach occurs under Section *, Grand Union may, on the occurrence of any subsequent default under Section 3.5 or any subsequent Service Level Breach, as the case may be, occurring in the same Contract Year, terminate this Agreement immediately upon notice to C&S.

            Grand Union may also terminate this Agreement *. In the event that Grand Union exercises its rights to terminate *, Grand Union * shall pay to C&S the applicable Termination Fee as full and liquidated damages to C&S. Grand Union shall pay the Termination Fee and all amounts due and owing C&S resulting from the inventory repurchase upon the expiration of the *. As used herein, "Termination Fee" shall mean that amount equal to *

            The following example illustrates the calculation of the Termination
Fee:
            *



*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

*

            The parties acknowledge that it would be difficult and costly to assess and establish C&S' losses arising out of termination of this Agreement on account of Grand Union's breach or Grand Union's early termination *. Nonetheless, the parties believe that the termination fee provisions set forth above are reasonable in light of the costs C&S will incur to perform its obligations under this Agreement and the damages C&S will suffer in the event of such termination (including but not limited to damages for lost profits, incidental damages and other consequential damages).

            Notwithstanding any of the foregoing provisions of this Article VIII or any other provision of this Agreement to the contrary, (i) no Termination Fee (or any damages) shall be payable by Grand Union as a result of or in connection with any termination of this Agreement (x) as a result of the failure of Grand Union to obtain any consent or other document provided for in Section 2.4(c) or 5.3(c) or the failure to obtain any such consent or document within the period required therefor or (y) pursuant to clause (iv) of Section 8.1 and (ii) no damages shall be payable by either party hereto on account of any breach of this Agreement (other than breach of a payment obligation) that results from an Event of Force Majeure.

            SECTION 8.3. Termination of Sublease. Upon any termination of this Agreement pursuant to Section 8.1 or 8.2, the Sublease, if any, shall automatically terminate at the same time.

            SECTION 8.4. Negotiations; Interim Period.

            (a) The parties shall meet at least * provided for in
Section 8.1(ii) or Section 8.2(ii) hereof to attempt to cure any breach as provided in such Sections.

            (b) During the period following delivery of any notice of termination and prior to the termination of this Agreement, each party shall perform its obligations under this Agreement in substantially the same manner as they were performed prior to the date of delivery of such notice, with no disruption to Grand Union's supply of Merchandise; provided, however, that the parties shall negotiate in good faith to agree to a "winding-up" schedule for such period.



*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

            SECTION 8.5. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (b) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE IX.

                         REPRESENTATIONS AND WARRANTIES

            SECTION 9.1. Representations and Warranties of C&S. C&S hereby represents and warrants to Grand Union as follows:

            (a) Corporate Organization and Authority. C&S (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont and is authorized to transact business in the States of New Hampshire and New York; and (ii) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (b) Authorization. C&S has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered on behalf of C&S and constitutes the legal, valid and binding obligation of C&S, enforceable in accordance with its terms.

            (c) No Consents; Conflicts. No consent, authorization by, approval of or other action by, and no notice to, or filing or registration with, any governmental authority, agency, regulatory body, lender, lessor, franchisee or other Person is required for the execution, delivery or performance of this Agreement by C&S, other than those that have been obtained and are in full force and effect. The execution, delivery and performance of this Agreement will not result in any violation or breach of any provision of the charter or by-laws of C&S, any judgment, decree or order to which C&S is a party or by which it is bound, any indenture, mortgage or other agreement or instrument to which C&S is a party or by which it is bound or any statute, rule or regulation applicable to C&S.

            SECTION 9.2. Representation and Warranties of Grand Union. Grand Union hereby represents and warrants to C&S as follows:

            (a) Corporate Organization and Authority. Grand Union (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to transact business in the States of New Hampshire, Vermont and New York; and (ii) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (b) Authorization. Grand Union has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered on behalf of Grand Union and constitutes the legal, valid and binding obligation of Grand Union, enforceable in accordance with its terms.

            (a) No Consents; Conflicts. No consent, authorization by, approval of or other action by, and no notice to, or filing or registration with, any governmental authority, agency, regulatory body, lender, lessor, franchisee or other Person is required for the execution, delivery or performance of this Agreement by Grand Union, other than any consents (including consent of any lender) necessary in connection with the Sublease and the Assignment, which consents will be obtained in accordance with Sections 2.4(c) and 5.3(c). The execution, delivery and performance of this Agreement will not result in any violation or breach of any provision of the charter or by-laws of Grand Union, any judgment, decree or order to which Grand Union is a party or by which it is bound, any indenture, mortgage or other agreement or instrument to which Grand Union is a party or by which it is bound or any statute, rule or regulation applicable to Grand Union.

                                   ARTICLE X.


                               GENERAL PROVISIONS

            SECTION 10.1. Entire Agreement. This Agreement, together with the documents referred to herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

            SECTION 10.2. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring the same.

            SECTION 10.3. Amendments. This Agreement may not be amended or modified except (i) by an instrument in writing signed by, or on behalf of, each of Grand Union and C&S, or (ii) by a waiver in accordance with Section 8.5.

            SECTION 10.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy (such telecopy transmission to be effective only if made by confirmed transmission to the telecopier number set forth below for such party) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this section 10.4);

            (a)   If to Grand Union:

                  William A. Louttit
                  Executive Vice President and Chief Operating Officer The Grand Union Company
                  20 Willowbrook Boulevard
                  Wayne, New Jersey  07470-0966
                  Telephone:  (201) 890-6000
                  Telecopier: (201) 890-6012

            (b)   If to C&S:

                  Richard B. Cohen
                  President and Chief Executive Officer
                  C&S Wholesale Grocers, Inc.
                  Old Ferry Road
                  Brattleboro, Vermont 05301
                  Telephone:  (802) 275-6700
                  Telecopier: (802) 257-6620

            SECTION 10.5. Binding Effect; Assignment.

            (a) This Agreement shall be binding upon and inure to the benefit of Grand Union and C&S and their respective successors and assigns; provided that
(i) C&S shall not have the right to assign or subcontract its rights or obligations hereunder or any interest herein (excluding the transportation of Merchandise) without the prior written consent of Grand Union, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) Grand Union may assign its rights and delegate its obligations hereunder only so long as (w) Grand Union is not in default under this Agreement, (x) Grand Union shall assign, and the assignee shall assume, all such rights and obligations,

(y) the assignment is to a Person or Persons who are acquiring all or substantially all of Grand Union's business or assets, and (z) Grand Union demonstrates, to the reasonable satisfaction of C&S, that such Person has the financial capability to perform the obligations of Grand Union hereunder. C&S agrees that it shall respond, in respect of clause (z) above, promptly, and in any event with 10 business days of receipt of notice from Grand Union of any such proposed assignment. Failure by C&S to respond to Grand Union within such 10 business day period shall be deemed to be a confirmation by C&S to Grand Union of its reasonable satisfaction with the financial capability of the proposed assignee.

            (b) The provisions of subsection (a) of this Section 10.5 shall not prohibit the assignment by Grand Union of its duties, obligations, rights and interests under this Agreement to the lenders (or an agent therefor) under the Bank Agreement as security for obligations of Grand Union thereunder or under agreements or instruments provided for therein, and C&S hereby consents to any such assignment; provided, however, that such C&S consent is expressly conditioned upon the assignee's assumption of all of Grand Union's duties and obligations under this Agreement. C&S agrees to execute and deliver such further consents or other instruments as Grand Union or any such lender may reasonably request to confirm or implement any such assignment, provided that (i) the rights and interests of C&S hereunder are not thereby affected in any material respect and (ii) such other consent or instrument expressly acknowledges the assignee's assumption of Grand Union's duties and obligations under this Agreement.

            SECTION 10.6. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 10.7. Confidentiality. Each of Grand Union and C&S agrees to and will cause its respective authorized agents, representatives, affiliates, employees, officers, directors, accountants, counsel and other designated representatives (collectively, "Representatives") to (i) treat and hold as confidential (and not disclose or provide access to any Person to) all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") concerning the other in its possession or furnished by the other or the other's Representatives pursuant to this Agreement, (ii) in the event that either party or its Representatives become legally compelled to disclose any such Information, provide the other party with prompt written notice of such requirement so that such other party may seek a protective order or other remedy or waive compliance with this Section 10.7, and
(iii) in the event that such protective order or other remedy is not obtained, or the other party waives compliance with this Section 10.7, furnish only that portion of such Information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such Information; provided, however, that this sentence shall not apply to any Information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by such party or its Representatives; and provided further, however, that C&S agrees that Grand Union is the owner of all Information relating to Grand Union's purchasing practices and that Grand Union may in its sole discretion sell such purchasing related information to third parties. The provisions of clauses (i) and (ii) above shall not preclude a party from disclosing Information to its Representatives or to its lenders or their Representatives (provided that each such Representative shall be advised of the confidential nature of such Information) or from disclosing Information to or filing Information within any governmental authority or agency with jurisdiction over such party. Each party agrees and acknowledges that remedies at law for any breach of its obligations under this Section 10.7 are inadequate and that in addition thereto the other party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of monetary damages.

            SECTION 10.8. Relationship of Parties. In all matters relating to this Agreement, both parties shall be acting solely as independent contractors and shall be solely responsible for the acts of their employees, officers, directors and agents. Employees, agents or contractors of one party shall not be considered employees, agents (except for the limited purpose specified in Section 2.1(a)) or contractors of the other party.

            SECTION 10.9. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties thereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

            SECTION 10.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 10.11. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 10.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

            SECTION 10.13. Arbitration.

            (a) Any matter required to be submitted to arbitration pursuant to
Section 3.5 of this Agreement shall be subject to this Section 10.13. Any such matter shall be submitted to binding arbitration in Springfield, Massachusetts (or another location agreed to by the parties) in accordance with the rules and procedures of the American Arbitration Association (or another organization agreed to by the parties). The arbitration shall be conducted in accordance with
(i) the terms of this Section 10.13; (ii) the commercial arbitration rules of the American Arbitration Association (or the corresponding rules of any such other organization); (iii) the Federal Arbitration Act (Title 9 of the United States Code); and (iv) to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of New York. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction.

            (b) A single arbitrator shall be selected by mutual agreement of the parties, or, if the parties fail to reach such agreement within ten days after either party has requested arbitration hereunder in writing, by, or in a manner provided by the American Arbitration Association (or such other organization referred to above).

            (c) The arbitrator is empowered to resolve the mater in dispute by summary ruling substantially similar to a summary judgment and motion to dismiss. The arbitrator shall resolve all disputes in accordance with applicable substantive law. The determination of the arbitrator shall be binding on all parties and shall not be subject to further review or appeal except as allowed by applicable law. The costs and expenses of the arbitrator shall be apportioned between the parties hereto as determined by the arbitrator in such manner as the arbitrator deems reasonable.

            (d) The arbitrator and the parties shall take all actions necessary to the end that the arbitration proceeding shall be conducted as promptly as practicable.

            (e) The provisions of this Section 10.13 shall not preclude a party from exercising any right or remedy with respect to any matter that is not expressly required to be submitted to arbitration pursuant to Section 3.5 of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                          THE GRAND UNION COMPANY


                                          By: /s/ William A. Louttit
                                              ---------------------------------
                                              Name: William A. Louttit
                                              Title: Executive Vice President
                                                     Chief Operating Officer

                                          C&S WHOLESALE GROCERS, INC.


                                          By: /s/ William C. Hamlin
                                              ---------------------------------
                                              Name: William C. Hamlin
                                              Title: Senior Vice President

                                       EXHIBITS

Exhibit A -  Montgomery Lease Agreement dated September 29, 1989

Exhibit B -  Existing Grand Union Stores

Exhibit C -  Merchandise

Exhibit D -  Operating Expenses and Other Costs

Exhibit E -  Forms of Notices

Exhibit F -  Form of Landlord Consent

Exhibit G -  Overage/Shortage Policy (eliminated by agreement of the parties)

Exhibit H -  Montgomery Facility Slots

Exhibit I -  Montgomery Facility Storage (eliminated by agreement of the parties)

Exhibit J -  Assumptions and Information Relating to Operating
             Expenses and Other Costs
Exhibit K -  Terms of Sublease

Exhibit L -  *





* Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

                                                                       EXHIBIT A


    THIS LEASE, dated the 29TH day of September 1989, between MACK BRACKEN ROAD PROPERTIES LIMITED and MONTGOMERY '89 ASSOCIATES L.P., doing business as BRACKEN '89 JOINT VENTURE, with offices at c/o The Mack Company, 370 West Passaic Street, Rochelle Park, New Jersey 07662 (hereinafter referred to as the "Landlord"); and THE GRAND UNION COMPANY, with offices at 201 Willowbrook Boulevard, Wayne, New Jersey 07470-0966 (hereinafter referred to as the "Tenant").

                                 W I T N E S S E T H:

                                      ARTICLE I

                                  DEMISE OF PREMISES

    SECTION 1.01. The Landlord, for and in consideration of the rents to be paid and of the covenants and agreements hereinafter contained to be kept and performed by the Tenant, hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord, for the term and the rent, and upon the covenants and agreements hereinafter set forth, the premises situated in the Town of Montgomery, County of Orange, State of New York, commonly known as Bracken Road, Montgomery, New York, and identified on the tax assessment map of said Town as Section 30, Lot 65.2 in Block 1, and about to be identified as Section 30, Lot 71 in Block 1, as more particularly described on Exhibit A attached hereto and made a part hereof (such premises together with the Building as hereinafter defined being hereinafter referred to as the "Demised Premises").

    The Landlord and the Tenant covenant and agree as follows:

                                      ARTICLE II

                                    TERM OF LEASE

    SECTION 2.01. The term of this Lease and the demise of the Demised Premises shall be for twenty (20) years beginning on September 29, 1989 and ending at 12:00 midnight on September 28, 2009 or on such earlier or later termination as hereinafter set forth (which term is hereinafter called the "Term").

                                     ARTICLE III

                                         RENT

    SECTION 3.01. The Tenant shall pay to the Landlord, during the Term without counterclaim, deduction or setoff, rent in the amount of Twenty-seven Million Nine Hundred Twelve Thousand Nine Hundred Twenty-five and 00/100 ($27,912,925.00) Dollars, payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

    SECTION 3.02. The rent shall accrue at the following yearly and monthly rates:

COPR. 1989 DOLLINGER & DOLLINGER, P.A.

    YEARS     YEARLY RENT         MONTHLY RENT

    1-10      $1,292,000.00       $107,666.67
    11-15     $1,428,260.00       $119,021.67
    16-20     $1,570,325.00       $130,860.42

The aforesaid monthly rents shall be payable in advance on the first day of each calendar month during the Term, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a date other than the first day of the month, in accordance with the provisions of this Lease hereinafter set forth. The rent shall be payable at the office of the Landlord, at the address above set forth, or as may otherwise be directed by notice from the Landlord to the Tenant.

    SECTION 3.03. The Tenant shall, and will, during the Term well and truly pay, or cause to be paid, to the Landlord, the monthly payments of rent as herein provided and all other sums that may become due and payable by the Tenant, hereunder, at the time and in the manner herein provided, without counterclaim, offset or deduction; and all other sums due and payable by the Tenant hereunder may, at the Landlord's option, be deemed to be, and treated as, additional rent, and added to any fixed rent due and payable by the Tenant hereunder, and, in the event of nonpayment of such other sums, the Landlord shall have all the rights and remedies herein provided for in the case of the nonpayment of rent, or of a breach of any covenant to be performed by the Tenant.

    SECTION 3.04. The rent payable by the Tenant pursuant to this Lease is intended to be net to the Landlord, and all other charges and expenses imposed upon the Demised Premises or incurred in connection with its use, occupancy, care, maintenance, operation and control, including but not limited to the charges and expenses payable pursuant to Articles VII and VIII of this Lease, shall be paid by the Tenant, excepting liens resulting from acts or omissions of the Landlord and other payments to be paid or obligations undertaken by the Landlord as specifically provided in this Lease.


                                      ARTICLE IV

                                 THE DEMISED PREMISES

    SECTION 4.01. The Demised Premises consists of a building of approximately 225,000 gross rentable square feet (which building is hereinafter called the "Building") previously erected thereon and approximately 12.066 acres of land, which the Tenant acknowledges that it has inspected and is fully familiar with its condition and is leasing the same in an "AS IS" condition.

    SECTION 4.02. The Demised Premises hereinabove described constitutes a self-contained unit and nothing in this Lease shall impose upon the Landlord any obligation to provide any services for the benefit of the Tenant, including but not limited to water, gas, electricity, heat or janitorial, unless and to the extent expressly provided in this Lease.

                                      ARTICLE V

                                         USE

    SECTION 5.01. The Demised Premises may be used for any lawful use by the Tenant.

    SECTION 5.02. The aforesaid permitted use does not permit the stacking of merchandise and/or materials against walls or columns, nor does it permit the hanging of equipment from (or otherwise loading) the roof or structural members of the Building except in accordance with the standards set forth with respect to good and sound engineering practices. Notwithstanding anything contained herein to the contrary, any damage or wear and tear to the walls, columns, roof or structural members of the Building arising out of or in connection with any of the activities described in this Section 5.02 shall not be deemed to be ordinary wear and tear and shall be repaired, restored and/or replaced by Tenant at its sole cost and expense.

                                      ARTICLE VI
                                   QUIET ENJOYMENT

    SECTION 6.01. The Landlord covenants that if, and so long as, the Tenant pays the rent, and any additional rent as herein provided, and performs the covenants hereof, the Landlord shall do nothing to affect the Tenant's right to peaceably and quietly have, hold and enjoy the Demised Premises for the Term herein mentioned, subject to the provisions of this Lease.


                                     ARTICLE VII

                         ADDITIONAL RENT, TAXES, ASSESSMENTS,
                              WATER RATES, CHARGES, ETC.

    SECTION 7.01. The Tenant shall pay, before any interest or penalties accrue thereon, all real estate taxes, water and sewer rates and charges and all other governmental charges imposed during the Term on the Demised Premises or on the rents, as such, payable to the Landlord hereunder, and on request shall exhibit to the Landlord receipted bills or other proof of payment. There shall be apportioned any tax or charge relating to the fiscal year in which the Term of this Lease terminates. The Tenant shall be responsible for any tax or charge relating to the fiscal year in which the Term of this commenced.

    SECTION 7.02. The Tenant shall not be required to pay any estate, inheritance, devolution, succession, transfer, legacy or gift tax charged against the Landlord or the estate or interest of the Landlord in the Demised Premises or upon the right of any person to succeed to the same or any part thereof by inheritance, succession, transfer or gift, nor any capital stock tax or corporate franchise tax incurred by the Landlord, nor any income tax upon or against the income of the Landlord (including any rental income derived by the Landlord from the Demised Premises).

    SECTION 7.03. The Tenant shall pay all assessments that may be imposed upon the Demised Premises by reason of any specific public improvement (including but not limited to assessments for street openings, grading, paving and sewer installations and improvements) except that if by law any such special assessment is payable, or may, at the option of the taxpayer, be paid, in installments, the Tenant may, whether or not interest accrues on the unpaid balance thereof, pay the same and any accrued interest on any unpaid balance thereof in installments as each installment becomes due and payable, but in any event before any penalty or cost may be added thereto for nonpayment of any installment or interest. Any such benefit, assessment or installment thereof relating to a fiscal period in which the Term of this Lease begins or ends shall be apportioned.

    SECTION 7.04. The Tenant, in its name or the Landlord's name shall have the right to contest, or review, by appropriate proceedings, in such manner as it may deem suitable, at its own expense, and without expense to the Landlord, any tax, assessment, water and sewer rents or charges, or other charges payable by the Tenant pursuant to this Lease, and upon the request of the Tenant, the Landlord will protest any tax, assessment, water or sewer rent or charge, or any other charge payable by the Tenant pursuant to this Lease, which shall be contested or reviewed by the Tenant. Any refund resulting from such contest or review shall be assigned to and belong to the Tenant and shall be paid to the Tenant promptly upon its receipt by the Landlord. If the refund relates to a tax year that is apportioned between the Landlord and the Tenant, the refund shall be apportioned between the Landlord and the Tenant.

                                     ARTICLE VIII

                                      INSURANCE

    SECTION 8.01. During the Term, Tenant shall maintain the following insurance, insuring the Landlord and ground lessor, if any, and any mortgagee(s), as their respective interests may appear:

    (A) Insurance against damage to the Building by all risks of direct physical loss (at Landlord's option to include earthquake and flood) with the policy to contain either the agreed amount endorsement or a replacement cost endorsement, in amounts sufficient to prevent the Landlord from becoming a co-insurer, but in no event less than one hundred (100%) percent of the Building's then replacement value. Policy to include a contingent liability endorsement and/or demolition and increased cost of construction endorsement in order for the Building to be constructed in accordance with all requirements and regulations which may be applicable at the time of loss or damage, of all governmental agencies having jurisdiction over the Building and construction of such Building.

    (B) If appropriate, boiler and machinery insurance coverage for all eligible objects, including pressure vessels and air conditioning equipment, with the electrical apparatus clause, with such limits as may be reasonably necessary to properly insure the values at risk in the Building.

    (C) Plate glass insurance. At the option of the Tenant, Tenant may elect to self-insure for plate glass.

    (D) The policies of insurance provided for herein shall be from a company rated in the A.M. Best Key Rating Guide with a policyholder's service rating of A+ and a financial rating of XV. The company shall be licensed by the State of New York and a certificate (s) evidencing the existence of such policy shall be delivered to the Landlord, together with evidence of the payment of the premiums therefor, not less than fifteen (15) days prior to the commencement of the Term. At least fifteen (15) days prior to the expiration or termination date of any policy, the Tenant shall deliver a renewal or replacement policy, or certificate (s) evidencing the existence thereof, to Landlord together with proof of the payment of the premium therefor.

All insurance maintained pursuant to this Article VIII may be effected by blanket insurance policies.

    SECTION 8.02. The Tenant shall provide and keep in force, during the Term of this Lease, for the benefit of the Landlord and ground lessor, if any, comprehensive general liability insurance policies in standard form (containing the so-called "occurrence clause"), insuring the Landlord and Landlord's managing agent as an additional named insured with respect to ownership, operation, maintenance, use and control against liability for injury or damage to persons or property in or upon the Demised Premises during the Term of this Lease, which shall include a contractual liability endorsement. Said policies shall be written by insurance companies licensed to do business in the State of New York and shall cover the entire Demised Premises as well as any sidewalk in front of the same, and shall be in the minimum amount of Three Million and 00/100 ($3,000,000.00) Dollars.

    SECTION 8.03. Tenant represents, said representation being specifically designed to induce the Landlord to execute this Lease, that Tenant's personal property, fixtures, betterments, improvements, goods and inventory at the Demised Premises and any other items which Tenant may bring to the Premises or which may be under Tenant's care, custody and control which may be subject to any claim for damages or destruction shall never exceed the amount of insurance which Tenant is required to carry pursuant to this Lease and for which Tenant shall name the Landlord as an additional named insured as its interest may appear. If at any time the value of the aforesaid exceeds the amount of such insurance, Tenant covenants to so notify Landlord and at the same time to immediately increase the amount of insurance required to be carried pursuant to
Section 8.01 to an amount sufficient to cover the aforesaid to preclude any liability on Landlord's or Landlord's ground lessor's or mortgagee's part to Tenant. Should Tenant fail to do so, or fail to maintain insurance coverage adequate to cover the aforesaid, then Tenant shall not be in default hereunder unless Tenant makes a claim against Landlord for damages or destruction which would have been covered by insurance but for Tenant's failure to meet its obligations as set forth in this Article VIII.

         SECTION 8.04. Tenant is and shall be in exclusive control and possession of the Demised Premises as provided herein, and Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on or about the Demised Premises, nor for any injury or damage to the Demised Premises, nor to any property of Tenant, or of any other person contained therein.

              Tenant shall indemnify and save Landlord harmless against and from all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorneys' fees) which may be imposed upon, incurred by or asserted against Landlord by reason of:

              (A) Any work or thing done in, on or about the Demised Premises or any part thereof by or on behalf of Tenant;

              (B) Any use, occupation, condition, operation of the Demised Premises or any part thereof or of any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto or any occurrence on any of the same on the part of Tenant;

              (C) Any act or omission on the part of Tenant or any subtenant or any employees, licensees or invitees;

              (D) Any accident, injury (including death) or damage to any person or property occurring in, on or about the Demised Premises, or any part thereof or in, on or about any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto alleged to have been caused by Tenant's acts or omissions; and

              (E) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease, or recording of this Lease. The provisions of this Paragraph shall survive the expiration or earlier termination thereof for as long as any applicable statute of limitations.

    SECTION 8.05. All losses paid under the policy or policies carried pursuant to Section 8.01 shall be adjusted by the Landlord and Tenant and the proceeds thereof shall be payable to the Landlord, to be held in trust to be used for repair and restoration of the Demised Premises by the Tenant. If the proceeds of insurance are not sufficient to cover the cost of restoration as required by Tenant, then Tenant shall be responsible for the cost of any deficiency. Each insurance policy carried by Tenant and insuring the Demised Premises and its fixtures and contents against loss by fire, water and causes covered by standard extended coverage, shall be written in a manner so as to provide that the insurance company waive all rights of recovery by way of subrogation against Landlord in connection with any loss or damage covered by such policies.
Neither party shall be liable to the other for any loss or damage caused by fire, water or any of the risks enumerated in standard extended coverage insurance, provided such insurance was obtainable at the time of such loss or damage. If such insurance policies are obtainable only by the payment of an additional premium charge, the same shall be obtained and such additional premium paid for by the Tenant. If the release of either Landlord or Tenant, as set forth in the third sentence of this Paragraph, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be deemed secondary to the latter's insurer.

    SECTION 8.06. The Tenant shall also furnish insurance for such other hazards and in such amounts as the Landlord may reasonably require and as at the time are commonly insured against with respect to buildings similar in character, general location and use and occupancy to the Demised Premises in relative amounts normally carried with respect thereto. The Landlord reserves the right at any time and from time to time to require that the limits for any of the insurance required pursuant to Article VIII be increased to limits as at the time are reasonable with respect to Tenant's use and to buildings similar in character, general location and use and occupancy to the Demised Premises.

    SECTION 8.07. Landlord shall maintain rent insurance against the loss of rent and additional rent for no less than one (1) year as provided herein, and Tenant shall reimburse Landlord for the entire cost of said rent insurance, promptly when billed, as additional rent.

    SECTION 8.08. All policies required pursuant to this Article VIII shall contain provision for thirty (30) days' written notice by registered mail to the Landlord of any change or cancellation of said policy.

                                      ARTICLE IX
                                       REPAIRS

    SECTION 9.01. The Tenant shall keep the Demised Premises in good condition and repair, and shall redecorate, paint and renovate the Demised Premises as may be necessary to keep them in good condition and repair and good appearance. The Tenant shall keep the Demised Premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter. The Tenant shall keep the sidewalks and roadways forming part of the Demised Premises clean and free of obstructions, snow and ice. Throughout the Term of this Lease, the Tenant, at its sole cost and expense, will take good care of the Demised Premises and the sidewalks and curbs adjoining the Demised Premises and will keep the same in good order and condition and make all necessary repairs thereto, structural and nonstructural, interior and exterior, ordinary and extraordinary, foreseen and unforeseen.

    The Tenant shall replace, at the Tenant's expense, all glass in and on the Demised Premises which may become broken after the date of Tenant's occupancy. When used in this Article, the term "repairs" shall include all necessary replacements and renewals. All repairs made by Tenant shall be equal in quality and class to the original work. The Tenant shall quit and surrender the Demised Premises at the end of the Term in as good condition as the reasonable use thereof will permit and in compliance with the requirements stated herein and in a "broom-clean" condition, and shall, by way of example and not by way of limitation, clean and reseal all concrete floors.

    SECTION 9.02. The Tenant shall not make any alterations, additions or improvements to the Demised Premises without the prior written consent of the Landlord, which Landlord shall not unreasonably withhold. In making its determination, Landlord shall consider, among other considerations, the standards set forth with respect to good and sound engineering practices. Notwithstanding the provisions of this Section 9.02, Landlord's prior written consent shall not be required for any alterations, additions or improvements which, in the aggregate, do not exceed the cost of Five Hundred Thousand and 00/100 ($500,000.00) Dollars per lease year, and which do not adversely affect any structural portion of the Building or any Building mechanical, electrical, HVAC, or plumbing system. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon or to the Demised Premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the expiration or sooner termination of this Lease, without compensation to the Tenant; or, in the alternative and at the direction of Landlord, Tenant shall remove all or so much of the property therefrom as directed or such property shall be conclusively deemed abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of such removal. Landlord may have any such property stored at Tenant's risk and expense. Landlord, at Landlord's option, may require as a condition of its consent, that Tenant remove, at the expiration or sooner termination of the Lease Term, any erections, alterations, additions or improvements made by Tenant, and restore the Demised Premises to a substantially similar condition to that in existence as of the commencement date of the Lease, and that the Tenant use contractors approved by Landlord.

                                      ARTICLE X

                                       CASUALTY

    SECTION 10.01. If the Demised Premises or the Building is damaged or destroyed by fire, explosion, the elements or otherwise during the Term so as to render the Demised Premises wholly untenantable or unfit for occupancy, or should the Demised Premises be so badly injured that the same cannot be repaired within one hundred eighty (180) days from the happening of such injury, then, and in such case, the Term hereby created shall, at the option of either the Landlord or the Tenant, terminate upon the giving of a notice of termination.
If a notice of termination is given, the Term of this Lease shall terminate effective as of the date of such damage or destruction, and the Tenant shall immediately surrender the Demised Premises and all the Tenant's interest therein to the Landlord, and pay rent to the time of such damage or destruction, and the Landlord may re-enter and repossess the Demised Premises discharged from this Lease and may remove all parties therefrom.

    SECTION 10.02. Should the Demised Premises be rendered untenantable and unfit for occupancy, but yet be repairable within one hundred eighty (180) days from the happening of said injury, the Landlord will make the proceeds of insurance available to Tenant so that Tenant may repair the Demised Premises with reasonable speed, and the rent shall not accrue after said injury and while repairs are being made, provided Landlord receives the proceeds of rent insurance, but shall recommence immediately after such repairs shall be completed.

    SECTION 10.03. If the Demised Premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, the Tenant shall repair the same with reasonable promptness and the rent accrued and accruing shall not cease or terminate. The Tenant shall immediately notify the Landlord in case of fire or other damage to the Demised Premises.

    SECTION 10.04. Notwithstanding anything to the contrary in Section 10.01, neither the Landlord nor the Tenant shall have any option to terminate this Lease upon the happening of an injury referred to in Section 10.01 provided that the happening of such injury occurs at a time when the unexpired Term of this Lease is one (1) year or more. In such event, the Landlord shall make the proceeds of insurance available to the Tenant and the Tenant shall repair the Demised Premises, even to the extent of rebuilding the Building if necessary. The Tenant shall promptly enter and repair the Demised Premises with reasonable speed, making due allowance for conditions beyond the Tenant's control, including, but not limited to time lost in adjusting insurance claims and strikes, and the rent shall not accrue after such injury and while repairs are being made, provided Landlord receives the proceeds of rent insurance, but shall recommence immediately after said repairs shall be completed. Landlord shall have no obligation to repair or restore Tenant's improvements. Notwithstanding anything contained herein to the contrary, in the event the happening of an injury referred to in Section 10.01 occurs when the unexpired Term of this Lease is less than one (1) year and Landlord exercises its option to terminate this Lease, then and in that event, Tenant can negate Landlord's termination by exercising its option to renew in accordance with Article XXXII.

         SECTION 10.05. Prior to the performance of any work by Tenant pursuant to the provisions of this Article X, Tenant shall first submit plans and specifications to Landlord and Landlord shall have the right to review and approve said plans and specifications and to require modifications thereto. All work shall be performed by Tenant in accordance with good and sound engineering practices and in compliance with all laws, ordinances and regulations.

    SECTION 10.06. Notwithstanding anything contained to the contrary in this
Article X, in the event the proceeds of insurance are not sufficient to cover the cost of restoration, the Tenant shall be responsible for the cost of any deficiency.

                                      ARTICLE XI
                                     CONDEMNATION

SECTION 11.01. If, during the Term, twenty-five (25%) percent or more of the area of the Demised Premises shall be taken under any power of eminent domain or condemnation then, at the option of the Tenant, to be exercised in writing within thirty (30) days of the taking of title thereto, this Lease shall expire within thirty (30) days of the date of such notice and the rent herein reserved shall be apportioned as of said date. However, if the Tenant does not exercise the afore-mentioned option, or if the taking does not deprive the Tenant of at least twenty-five (25%) percent of the area of the Demised Premises, this Lease shall not expire but the rent shall be equitably apportioned. If the Landlord and the Tenant fail to agree upon an equitable apportionment, the rent for the Building, after such taking, shall be determined in accordance with the Commercial Rules of the American Arbitration Association, in the City of New York, New York, and the arbitrator shall be empowered to assess the costs and expenses of the proceedings as part of the determination. Pending such determination the Tenant shall pay, on account of the rent, such proportion of the rent reserved in this Lease as the total area of the Building after the taking bears to the total area of the Building before the taking, subject to adjustment in accordance with the arbitrator's award. If the Landlord can, after such taking, construct an addition to the remaining Building so as to restore all of the Building area and Building facilities theretofore taken, the Landlord shall, subject to the adequacy of the condemnation award and to the mortgagee making the same available to the Landlord, promptly construct such addition and restore such facilities so taken and upon the completion of such restoration, the full rent reserved by this Lease shall be reinstated, as of the date of such restoration, and, if the Tenant is able to occupy and use the Building, the proportionate rent shall be paid by the Tenant as herein provided, during the period between the taking and the restoration of the Building and facilities. No part of any award shall belong to the Tenant except that nothing contained herein is intended to affect or limit the Tenant's claim for fixtures or other improvements owned by Tenant provided the same does not diminish the Landlord's award. It is expressly understood and agreed that the provisions of this
Article XI shall not be applicable to any condemnation or taking for governmental occupancy for a limited period of time.


                                     ARTICLE XII

                              COMPLIANCE WITH LAWS, ETC.

    SECTION 12.01. The Tenant shall not do or permit anything to be done in the Demised Premises which shall constitute a public nuisance or which will conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof.

    SECTION 12.02. The Tenant shall, at its own expense, obtain all necessary environmental and operating permits and comply with all requirements of law and with all ordinance or orders, rules and regulations of any State, Municipal or other public authority affecting the Demised Premises and with all requirements of the Fire Insurance Exchange or similar body, and of any liability insurance company insuring the Landlord against liability for accidents in or connected with the Demised Premises including, but not limited to laws, ordinance, orders, rules and regulations which apply to the interior or exterior of the Demised Premises, the structural or nonstructural parts thereof, and to make all improvements and repairs required by such laws, ordinances, orders, rules and regulations, ordinary or extraordinary, foreseen or unforeseen.

    SECTION 12.03. Tenant acknowledges the existence of environmental laws, rules and regulations now or hereafter enacted by any federal, state or municipal authority and Tenant agrees to comply therewith.

    Tenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Demised Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, ET SEQ.), any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Article shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Tenant but shall thereafter be deemed to be a Hazardous Substance.

    Tenant agrees to indemnify and hold harmless the Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of the undertakings set forth in this Article, said indemnity to survive the Lease expiration or sooner termination.

                                     ARTICLE XIII

                                    SUBORDINATION

    SECTION 13.01. This Lease is and shall be subject and subordinate to all present and future first mortgages or deeds of trust affecting the Demised Premises, provided (i) that any such mortgage, deed of trust, or ground lease shall include therein a covenant on the part of the holder thereof or the landlord thereunder (as the case may be) substantially to the effect that it will not at any time join Tenant as a party defendant in any action which may be brought to foreclose said mortgage or deed of trust or terminate said ground lease (as the case may be), or disturb Tenant's possession of the Demised Premises, so long as Tenant is not in default under any provision of this Lease, or provided Landlord obtains a non-disturbance agreement in favor of Tenant from said first mortgagee or holder of any deed of trust or the landlord thereunder (as the case may be) providing the above, and provided further that in either event Tenant agrees, at the first mortgagee's option or at the option of the holder of any deed of trust or at the option of the landlord under the ground lease (as the case may be), to attorn to said mortgagee or holder of said trust deed or landlord (as the case may be), and (ii) that any such mortgagee shall agree to make the proceeds of casualty insurance available to Landlord for restoration. The Tenant shall execute, any instrument which may be deemed necessary or desirable by the Landlord to further effect or to evidence the subordination of this Lease to any such mortgage or deed of trust. The Landlord may assign this Lease to any such mortgagee or trust deed holder in connection with any such lien superior to this Lease, and the Tenant shall execute, at no expense to the Tenant, any instrument which may be necessary or desirable by the Landlord or the holder of said lien in connection with said assignment. Any expense incurred in the preparing, executing or recording of such assignment to any such holder shall be without expense or cost to the Tenant. The Tenant further agrees, upon not less then ten (10) days' prior written request of the Landlord, to certify by written instrument duly executed and acknowledged to any mortgagee, trust deed holder or purchaser, or any proposed mortgage lender, trust deed holder or purchaser, that this Lease is in full force and effect, or if not, in what respect it is not, that this Lease has not been modified, or the extent to which it has been modified, that there are no existing defaults hereunder to the best of the knowledge of the party so certifying, or specifying the defaults, if any. Any such certification in connection with a mortgage shall be without prejudice as between the Landlord and the Tenant, it being agreed that any document required hereunder shall not be used in any litigation between the Landlord and the Tenant.


                                     ARTICLE XIV

                                  DEFAULTS, REMEDIES

    SECTION 14.01. If, during the Term, any one or more of the following acts or occurrences (any one of such occurrences or acts being hereinafter called an Event of Default) shall happen:

         (A) The Tenant shall default in making any payment of rent or any additional rent as and when the same shall become due and payable, and such default shall continue for a period of ten (10) days after notice from the Landlord that such payment is due and unpaid; or

         (B) The Tenant shall default in the performance of or compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by the Tenant (other than any default curable by payment of money), and such default shall continue for a period of thirty (30) days after written notice thereof from the Landlord to the Tenant, or, in the case of a default which cannot with due diligence be cured within thirty
    (30) days, the Tenant shall fail to proceed promptly (except for unavoidable delays) after the giving of such notice and with all due diligence to cure such default and thereafter to prosecute the curing hereof with all due diligence (it being intended that as to a default not susceptible of being cured with due diligence within thirty (30) days, the time within which such default may be cured shall be extended for such period as may be reasonably necessary to permit the same to be cured with all due diligence); or

         (C) The Tenant or any guarantor of this Lease shall make an assignment for the benefit of creditors or file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of the Tenant or any guarantor of this Lease or of all or any substantial part of its properties or of all or any part of the Demised Premises; or

         (D) If, within sixty (60) days after the filing of an involuntary petition in bankruptcy against the Tenant or any guarantor of this Lease, or the commencement of any proceeding against the Tenant or such guarantor seeking any reorganization, composition, readjustment or similar relief under any law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Tenant or such guarantor, of any trustee, receiver or liquidator of the Tenant or such guarantor, or of all or any part of the Demised Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment shall have been vacated, or if, within sixty
    (60) days after the taking possession, without the consent or acquiescence of the Tenant or such guarantor, of the property of the Tenant, or of such guarantor by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of the Tenant or such guarantor, such taking shall not have been vacated or stayed on appeal or otherwise; or

         (E) If the Demised Premises shall be abandoned by the Tenant for a period of thirty (30) consecutive days,

then, and in any such event, and during the continuance thereof, the Landlord may, at its option, then or thereafter while any such Event of Default shall continue and notwithstanding the fact that the Landlord may have any other remedy hereunder or at law or in equity, by notice to the Tenant, designate a date, not less than ten (10) days after the giving of such notice, on which this Lease shall terminate; and thereupon, on such date the Term of this Lease and the estate hereby granted shall expire and terminate upon the date specified in such notice with the same force and effect as if the date specified in such notice was the date hereinbefore fixed for the expiration of the Term of this Lease, and all rights of the Tenant hereunder shall expire and terminate, but the Tenant shall remain liable as hereinafter provided. Additionally, Tenant agrees to pay, as additional rent, all attorney's fees and other expenses incurred by the Landlord in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease. Notwithstanding anything contained herein to the contrary, the abandonment of the Demised Premises shall not be deemed to be a default hereunder so long as Tenant shall continue to pay rent and additional rent and shall otherwise comply with all of the terms and conditions of this Lease, including but not limited to repair, maintenance and insurance obligations.

    SECTION 14.02. If this Lease is terminated as provided in Section 14.01, or as permitted by law, the Tenant shall peaceably quit and surrender the Demised Premises to the Landlord, and the Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or other legal proceedings, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither the Tenant nor any person claiming through or under the Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Demised Premises, and the Landlord, at its option, shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from the Tenant in lieu of all other claims for damages on account of such termination) as and for liquidated damages an amount equal to the excess of all rents reserved hereunder for the unexpired portion of the Term of this Lease discounted at the rate of six (6%) percent per annum to the then present worth, over the fair rental value of the Demised Premises at the time of termination for such unexpired portion of the Term (the rent received on a reletting shall be conclusively accepted as the fair rental value). Nothing herein contained shall limit or prejudice the right of the Landlord, in any bankruptcy or reorganization or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

    SECTION 14.03. If the Landlord re-enters and obtains possession of the Demised Premises, as provided in Section 14.02 of this Lease, following an Event of Default, the Landlord shall have the right, without notice, to repair or alter the Demised Premises in such manner as the Landlord may deem necessary or advisable so as to put the Demised Premises in good order and to make the same rentable, and shall have the right, at the Landlord's option, to relet the Demised Premises or a part thereof, and the Tenant shall pay to the Landlord on demand all reasonable expenses incurred by the Landlord in obtaining possession, and in altering, repairing and putting the Demised Premises in good order and condition and in reletting the same, including reasonable fees of attorneys and architects, and all other reasonable expenses or commissions, and the Tenant shall pay to the Landlord upon the rent payment dates following the date of such re-entry and including the date for the expiration of the Term of this Lease in effect immediately prior to such re-entry, the sum of money which would have been payable by the Tenant as rent hereunder on such rent payment dates if the Landlord has not re-entered and resumed possession of the Demised Premises, deducting only the net amount of rent, if any, which the Landlord shall actually receive (after deducting from the gross receipts the expenses, costs and payments of the Landlord which in accordance with the terms of this Lease would have been borne by the Tenant) in the meantime from and by any reletting of the Demised Premises, and the Tenant shall remain liable for all sums otherwise payable by the Tenant under this Lease, including but not limited to the expense of the Landlord aforesaid, as well as for any deficiency aforesaid, and the Landlord shall have the right from time to time to begin and maintain successive actions or other legal proceedings against the Tenant for the recovery of such deficiency, expenses or damages or for a sum equal to any rent payment and additional rent. As an alternative remedy, the Landlord shall be entitled to damages against the Tenant for breach of this Lease, at any time (whether or not the Landlord shall have become entitled to or shall have received any damages as hereinabove provided) in an amount equal to the excess, if any, of the rent and additional rent which would be payable under this Lease at the date of the expiration of the Term, less the amount of rent and additional rent received by the Landlord upon any reletting, both discounted to present worth at the rate of six (6%) percent per annum, semiannually. The obligation and liability of the Tenant to pay the rent and the additional rent shall survive the commencement, prosecution and termination of any action to secure possession of the Demised Premises. Nothing herein contained shall be deemed to require the Landlord to wait to begin such action or other legal proceedings until the date when this Lease would have expired had there not been an Event of Default.

    SECTION 14.04. The Tenant hereby waives all right of redemption to which the Tenant or any person under it may be entitled by any law now or hereafter in force. The Landlord's remedies hereunder are in additional to any remedy allowed by law.

    SECTION 14.05. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary dispossess proceedings, and other remedies were not provided for in this Lease. During the pendency of any proceedings brought by Landlord to recover possession by reason of default, Tenant shall continue all money payments required to be made to Landlord, and Landlord may accept such payments for use and occupancy of the Demised Premises. In such event, Tenant waives its right in such proceedings to claim as a defense that the receipt of such money payments by Landlord constitutes a waiver by Landlord of such default.


                                      ARTICLE XV

                               ASSIGNMENT AND SUBLEASE

    SECTION 15.01. (A) The Tenant may assign this Lease and sublet the whole or any part of the Demised Premises, with the consent of the Landlord which consent shall not be unreasonably withheld subject to the following conditions:

    (1) A copy of the assignment or sublease shall be furnished to the Landlord.

    (2) The assignee shall assume by written instrument all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Landlord within ten (10) days of its execution.

    (3) The Tenant and each assignee shall be and remain liable for the observance of all of the covenants and provisions of this Lease, including but not limited to the payment of the rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

         (4) The Tenant and any assignee shall promptly pay to Landlord one-half (1/2) of any net consideration received for any assignment or one-half (1/2) of the net rent, as and when received in excess of the rent required to be paid by Tenant for the area sublet, computed on the basis of an average square foot rent for the entire Building. As used herein, net consideration and/or net rent shall mean gross rent or gross consideration less any reasonable brokerage or tenant work paid by Tenant in connection with the assignment or sublet, said brokerage or tenant work to be amortized over the term of the assignment or sublet.

    (B) Notwithstanding anything herein contained, the Tenant may assign or sublet the whole or any part of the Demised Premises to an affiliated corporation, or to any corporation with which it shall be merged or which shall acquire the assets of the Tenant, all without notice to the Landlord.

    (C) In any event, the acceptance by the Landlord of any rent from the assignee, or of any of the subtenants, or the failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Tenant herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

    (D) Notwithstanding anything herein contained, prior to any sublet of the whole or any portion of the Demised Premises or an assignment of the within Lease to any other party, other than sublets or assignments permitted by Subsection (B) hereof, the Tenant shall first offer, in writing, to surrender the Demised Premises to the Landlord, and the Landlord shall either accept or refuse to accept such surrender within ten (10) days after the receipt of such offer, failing which the offer shall automatically be deemed refused. In the event Landlord shall accept such surrender, the within tenant shall be released from any and all obligations hereunder.

    (E) The Landlord may require a payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same, which payment shall be equal to those charges, if any, assessed by Landlord's mortgagee.

    (F) The Tenant acknowledges that its sole remedy with respect to any assertion that the Landlord's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and the Tenant shall have no other claim or cause of action against the Landlord as a result of the Landlord's actions in refusing to consent thereto.

    (G) Without limiting any of the provisions of Article XIV, if pursuant to the Federal Bankruptcy Code (or any similar Law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease, notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's fixed rent plus an amount equal to the sum of all other charges due and payable by Tenant hereunder for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for security in Section 22.02.

    (H) Except as specifically set forth above, no portion of the Demised Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

                                     ARTICLE XVI

                                       NOTICES

    SECTION 16.01. All notices, demands, consents, approvals, requests and instruments or documents by this Lease required or permitted to be given to or served upon the Landlord or the Tenant shall be in writing. Any such notice, demand, consent, approval, request, instrument or document shall be sufficiently given or served if sent by certified or registered mail, postage prepaid, addressed at the address set forth below, or at such other address as it shall designate by notice, as follows:

If to the Landlord:    MACK BRACKEN ROAD PROPERTIES
                       LIMITED and MONTGOMERY '89 ASSOCIATES L.P. doing
                       business as BRACKEN '89 JOINT VENTURE
                       c/o The Mack Company
                       370 West Passaic Street
                       Rochelle Park, NJ  07662

With Copy to:          DOLLINGER & DOLLINGER, P.A.
                       365 West Passaic Street
                       Rochelle Park, NJ  07662
                       Attn: Martin E. Dollinger

If to the Tenant:      THE GRAND UNION COMPANY
                       201 Willowbrook Boulevard
                       Wayne, NJ 07470-0966
                       Attn: Vice President, Real Estate

    Any notice so sent shall be deemed given or served on the second (2nd) business day following the date mailed as aforesaid.

                                     ARTICLE XVII

                                     HOLDING OVER

SECTION 17.01. If the Tenant shall remain in the Demised Premises after the expiration of the Term without having executed and delivered a new lease with the Landlord, such holding over shall not constitute a renewal or extension of this

Lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of its Term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to duration thereof, and in that event the Tenant shall pay monthly rent in advance which is the greater of (i) two hundred (200%) percent of the fair rental value then being obtained for the Demised Premises or (ii) two hundred (200%) percent of the rent payable for the month immediately preceding such holdover.


                                    ARTICLE XVIII

                                        LIENS

    SECTION 18.01. This Lease may be cancelled by the Landlord if any mechanic's lien is filed against the Demised Premises as a result of alterations, additions or improvements made by the Tenant and not discharged by payment or bonding within thirty (30) days after notice by the Landlord to the Tenant. In addition, after thirty (30) days' written notice to the Tenant, the Landlord, at its option, may pay and discharge such lien, without inquiring into the validity thereof, and the Tenant shall, on demand of the Landlord, reimburse the Landlord as additional rent hereunder for the total expense incurred by the Landlord in discharging such lien.

                                     ARTICLE XIX

                      CONDITION OF DEMISED PREMISES, LOSS, ETC.

    SECTION 19.01. After the commencement of the Tenant's occupancy, the Landlord shall not be responsible for the loss of, or damage to, property or injury to persons occurring in or about the Demised Premises, for any reason whatsoever, to include but not be limited to: any existing or future condition, defect, matter or thing in the Demised Premises; the acts, omissions or negligence of other persons or tenants in and about the Demised Premises; theft or burglary from the Demised Premises; the negligence of Landlord, its agents, servants or invitees; and defects, errors or omissions in the construction or design of the Demised Premises and/or the Building including the structural and nonstructural portions thereof. Tenant covenants and agrees to make no claim for any such loss, damage or injury at any time.

                                      ARTICLE XX

                       INSPECTION, FOR SALE AND FOR RENT SIGNS

    SECTION 20.01. The Landlord, or its agents, shall have the right to enter the Demised Premises at reasonable hours to examine the same, or to exhibit the Demised Premises to prospective purchasers. For twelve (12) months prior to the expiration of the Term, the Landlord, or its agents, may exhibit the Demised Premises to prospective tenants and may place the usual "To Let" signs thereon.

                                     ARTICLE XXI

                                        SIGNS

    SECTION 21.01. No sign, advertisement or notice shall be affixed to or placed upon any part of the Demised Premises by the Tenant, except in such manner of annexation as shall be in accordance with good and sound engineering practices, provided: (i) that Tenant shall comply with all applicable governmental ordinances and regulations and receives all necessary governmental approvals required for erection and maintenance of the sign and (ii) no later than the last day of the Term, Tenant shall, at Tenant's expense, remove the sign and repair all injury done by or in connection with the installation or removal of the sign.

                                     ARTICLE XXII

                        ADVANCE RENT, SECURITY AND LATE CHARGE

    SECTION 22.01. Simultaneously herewith, the Tenant has deposited with the Landlord the sum of One Hundred Seven Thousand Six Hundred Sixty-six and 67/100 ($107,666.67) Dollars, as advance rent for the first month of the Tenant's rental obligation.

    SECTION 22.02. In the event of the insolvency of Tenant or in the event of the entry of a judgment in bankruptcy in any court against Tenant which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Tenant under any chapter of the bankruptcy laws of the State of New York or the United States of America, then and in such event Landlord may require the Tenant to deposit security in an amount which in Landlord's sole judgment would be sufficient to adequately assure Tenant's performance of all of its obligations under this Lease, including all payments subsequently accruing. Failure of Tenant to deposit the security required by this Section within ten
(10) days after Landlord's written demand shall constitute a material breach of this Lease by Tenant.

    SECTION 22.03. Anything in this Lease to the contrary notwithstanding, at Landlord's option, Tenant shall pay a "Late Charge" of eight (8%) percent of any installment of rent or additional rent paid more than ten (10) days after the due date thereof, to cover the extra expense involved in handling delinquent payments. Notwithstanding anything contained herein to the contrary, in the event that Landlord shall be charged a late charge on any mortgage, then and in that event, Tenant shall pay a Late Charge of eight (8%) percent of any installment of rent or additional rent paid after the due date thereof, provided, however, that the first time during any Lease year that Tenant shall be late in the payment of rent, Landlord shall not impose a Late Charge.


                                    ARTICLE XXIII

                                 FINANCIAL STATEMENTS

    SECTION 23.01. The Tenant agrees, within ninety (90) days after the end of the Tenant's accounting year, at the request of the Landlord, or at the request of the holder of any first mortgage upon the Demised Premises, to furnish to the Landlord or mortgagee, a certified balance sheet and profit and loss statement for the last accounting year.


                                     ARTICLE XXIV

                                        BROKER

    SECTION 24.01. The Landlord and the Tenant represent and warrant one to the other that no broker brought about this transaction, and the Landlord and the Tenant agree to indemnify and hold each other harmless from any and all claims of any brokers arising out of or in connection with the negotiations of or the entering into this Lease by the Landlord and the Tenant.


                                     ARTICLE XXV

                          SHORT FORM OR MEMORANDUM OF LEASE

    SECTION 25.01. At the request of either party the Landlord and the Tenant will execute and deliver, in duplicate original counterparts, a recordable memorandum of this Lease identifying the Demised Premises and stating the commencement and termination dates of the Term of this Lease.


                                     ARTICLE XXVI

                               WAIVER OF TRIAL BY JURY

    SECTION 26.01. The Landlord and the Tenant waive trial by jury in any action, proceeding or counterclaim brought by either the Landlord or the Tenant against the other in any matters whatsoever arising out of or in any way connected with this Lease, the Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage.


                                    ARTICLE XXVII

                                 WAIVER OF DISTRAINT

    SECTION 27.01. Landlord waives all lien, right, interest and claim it might otherwise have in and waives its right of distraint of, the machinery, fixtures and other property of the Tenant, and in any other property of any nature whether on or off the Demised Premises, belonging to the Tenant. The provisions of this section are intended to apply to the Landlord's common law (if any) and statutory right of distraint because of failure to pay rent.

                                    ARTICLE XXVIII

                                    MISCELLANEOUS

    SECTION 28.01. PARTIAL INVALIDITY. If any term or provision of this Lease or the application thereof to any party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

    SECTION 28.02. WAIVERS. One or more waivers by either party of the obligation of the other to perform any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition.

         The receipt of rent by the Landlord, with knowledge of any breach of this Lease by the Tenant or of any default on the part of the Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease. Neither acceptance of the keys nor any other act or thing done by the Landlord or any agent or employee during the Term herein demised shall be deemed to be an acceptance of a surrender of said Demised Premises, excepting only an agreement in writing signed by the Landlord accepting or agreeing to accept such a surrender.

    SECTION 28.03. NUMBER, GENDER. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

    SECTION 28.04. SUCCESSORS, ASSIGNS. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

    SECTION 28.05. HEADINGS. The Article and marginal headings herein are intended for convenience in finding the subject matters, are not to be taken as part of this Lease and are not to be used in determining the intent of the parties to this Lease.

    SECTION 28.06. ENTIRE AGREEMENT. This instrument contains the entire and only agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way or terminated except by a writing executed by both parties.

    SECTION 28.07. LANDLORD. The term "Landlord" as used in this Lease means only the holder, for the time being, of the Landlord's interest under this Lease so that in the event of any transfer of title to the Demised Premises the Landlord shall be and hereby is entirely freed and relieved of all obligations of the Landlord hereunder accruing after such transfer, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to observe and perform all obligations of the Landlord hereunder arising during the period it is the holder of the Landlord's interest hereunder.

    SECTION 28.08. WORDS OF DUTY. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

    SECTION 28.09. CUMULATIVE REMEDIES. The specified remedies to which the Landlord or the Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord or the Tenant may lawfully be entitled in case of any breach or threatened breach of any provision of this Lease.

    SECTION 28.10. NO OPTION. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Landlord and Tenant.

    SECTION 28.11. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated basic rent and additional rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for rent or additional rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent and additional rent or pursue any other remedy provided herein or by law.

    SECTION 28.12. CORPORATE AUTHORITY. If Tenant is a corporation, Tenant represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Tenant will provide Landlord with a corporate resolution confirming the aforesaid.


                                     ARTICLE XXIX

                                  PERSONAL LIABILITY

    SECTION 29.01. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its successors, assigns or any mortgagee in possession (for the purposes of this Paragraph, collectively referred to as "Landlord"), with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever.

                                     ARTICLE XXX

                                       GUARANTY

    SECTION 30.01. This Lease is expressly conditioned on the execution by CAVENHAM HOLDINGS and THE GRAND UNION ACQUISITION CORP. of the guaranty of the terms, covenants and conditions in this Lease to be performed and observed by Tenant in the form and substance attached hereto and made a part hereof as Exhibit B.


                                     ARTICLE XXXI

                               CROSS-COLLATERALIZATION

    SECTION 31.01. Tenant acknowledges that this Lease shall be cross-collateralized with its lease with Mack Waterford Properties Limited and Bells Lane '89 Associates L.P. doing business as Waterford '89 Joint Venture dated May 1, 1989 covering the property located in the Town of Waterford, Saratoga County, New York, so that a default under that lease shall be deemed a default under this Lease and, similarly, a default under this Lease shall be deemed a default under the aforesaid lease dated May 1, 1989.

                                    ARTICLE XXXII

                                   RENEWAL OPTIONS

    SECTION 32.01. Tenant is hereby granted four (4) options to renew this Lease upon the following terms and conditions:

         (A) At the time of each renewal, the Tenant shall not be in default in accordance with the terms and provisions of this Lease, and shall be in possession of the Demised Premises pursuant to this Lease.

         (B) Each of the renewal options shall be deemed automatically exercised unless Tenant notifies Landlord to the contrary, in writing, at least twelve (12) months before the expiration of the Term, or twelve (12) months before the expiration of the preceding renewal term, as the case may be.

         (C) The renewal terms shall be for the term of five (5) years each, the first renewal term to commence at the expiration of the Term of this Lease, the second renewal term to commence upon the expiration of the first renewal term, the third renewal term to commence upon the expiration of the second renewal term, and the fourth renewal term to commence upon the expiration of the third renewal term, and all of the terms and conditions of this Lease, other than the rent, shall apply during any such renewal terms.

         (D) The basic rent to be paid during the first renewal term shall be Eight Million Two Hundred Ninety-eight Thousand Nine Hundred Sixty-five and 00/100 ($8,298,965.00) Dollars; the basic rent to be paid during the second renewal term shall be Nine Million One Hundred Twenty-eight Thousand Eight Hundred Sixty and 00/100 ($9,128,860.00) Dollars; the basic rent to be paid during the third renewal term shall be Ten Million Forty-one Thousand Seven Hundred Fifty and 00/100 ($10,041,750.00) Dollars; and the basic rent to be paid during the fourth renewal term shall be Eleven Million Forty-five Thousand Nine Hundred Twenty-five and 00/100 ($11,045,925.00) Dollars. The basic rent during each of the renewal terms shall be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and shall accrue at the following yearly and monthly rates:

    Renewal Term             Yearly Rent              Monthly Rent

    First
    (Years 21-25)            $1,659,793.00            $138,316.08

    Second
    (Years 26-30)            $1,825,772.00            $152,147.67

    Third
    (Years 31-35)            $2,008,350.00            $167,362.50

    Fourth
    (Years 36-40)            $2,209,185.00            $184,098.75

The aforesaid monthly rents shall be payable in advance on the first day of each calendar month during the respective renewal term, except that a proportionately lesser sum may be paid for the first month of any of the renewal terms if said renewal term commences on a date other than the first of the month.


                                    ARTICLE XXXIII

                           RIGHT OF FIRST OFFER TO PURCHASE

    SECTION 33.01. Tenant shall have the right of first offer to purchase the Demised Premises during the Term of this Lease as the same may be renewed. Landlord will advise the Tenant of the terms and conditions Landlord would be willing to accept with respect to the sale of the Demised Premises, and Tenant shall have thirty (30) days within which to respond to Landlord's offer. Should Tenant decline Landlord's offer or fail to respond, then, and in such event, Tenant shall lose any prospective rights of first offer and Landlord shall be free to sell to any other party upon substantially similar terms but at the basic price no less than that quoted to Tenant, provided that title closes within twelve (12) months from the date of Tenant's refusal or from the expiration of said thirty (30) day period should Tenant fail to respond. Any downward deviation from the basic price as quoted to Tenant or any proposed sale after the aforesaid twelve (12) month period will necessitate a re-offer to the Tenant, upon the terms and conditions contained in this Article.

    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

BRACKEN '89 JOINT VENTURE

                   BY:  MACK BRACKEN ROAD PROPERTIES LIMITED

                   By:/S/
                      --------------------------------
                   BY:  MONTGOMERY '89 ASSOCIATES L.P.

                        BY:  HAMPSHIRE MANAGEMENT COMPANY,
                             General Partner


                   By: /S/ James E. Hanson II
                       ----------------------
                              JAMES E. HANSON II, PRESIDENT



                   THE GRAND UNION COMPANY, Tenant
                   By: /S/ Robert F. Catherman
                       -----------------------------------

                                      Exhibit B
                                  GUARANTY OF LEASE

    WHEREAS, THE GRAND UNION COMPANY, with offices at 201 Willowbrook
Boulevard, Wayne, New Jersey 07470-0966 (hereinafter referred to as "Tenant") is desirous of entering into the lease hereinafter mentioned; and

    WHEREAS, CAVENHAM HOLDINGS and THE GRAND UNION ACQUISITION CORP., with offices at 201 Willowbrook Boulevard, Wayne, New Jersey 07470-0966 (hereinafter, individually and collectively, referred to as "Guarantor") has requested MACK BRACKEN ROAD PROPERTIES LIMITED AND MONTGOMERY 89 ASSOCIATES L.P. DOING BUSINESS AS BRACKEN 89 JOINT VENTURE, WITH OFFICES AT C/O THE MACK COMPANY, 370 West Passaic Street, Rochelle Park, New Jersey 07662 (hereinafter referred to as "Landlord") to enter into a lease with the Tenant, for a Term of twenty (20) years with four (4), five (5) year renewal options, for a building situated in the Town of Montgomery, County of Orange, State of New York, commonly known as Bracken Road, Montgomery, New York (hereinafter referred to as "Lease"); and

    WHEREAS, the Landlord has refused to enter into the said Lease unless the Guarantor guarantees said Lease in the manner hereinafter set forth.

    NOW, THEREFORE, to induce the Landlord to enter into said Lease, which Lease is dated this day and is being executed simultaneously herewith, the Guarantor hereby agrees as follows:

    1. (a) The Guarantor jointly and severally unconditionally guarantees to the Landlord and the successors and assigns of the Landlord the full and punctual performance and observance, by the Tenant, of all of the terms, covenants and conditions in said Lease contained on Tenant's part to be kept, performed or observed.

         (b) If, at any time, default shall be made by the Tenant in the performance or observance of any of the terms, covenants or conditions in said Lease contained on the Tenant's part to be kept, performed or observed, the Guarantor will keep, perform and observe the same, as the case may be, in place and stead of the Tenant.

         (c) The liability of the Guarantor hereunder shall be enforceable against the Guarantor without the necessity for any suit or proceedings on the Landlord's part of any kind or nature whatsoever against the Tenant.

    2. Any act of the Landlord, or the successors or assigns of the Landlord, consisting of a waiver of any of the terms or conditions of said Lease, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgences or extensions of time, to the Tenant, may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder.

    3. The obligations of the Guarantor hereunder shall not be released by Landlord's receipt, application or release of security given for the performance and observance of covenants and conditions in said Lease contained on the Tenant's part to be performed or observed; nor by any modification of such Lease, but in the case of any such modification the liability of the Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.


    4. The liability of the Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Tenant in any creditors' receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant's said liability under the Lease, resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by the Tenant; (e) any disability or other defense of the Tenant, or (f) the cessation from any cause whatsoever of the liability of the Tenant.

    5. Until all the covenants and conditions in said Lease on the Tenant's part to be performed and observed are fully performed and observed, the
Guarantor: (a) shall have no right of subrogation against the Tenant by reasons of any payments or acts of performance by the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Tenant by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder.

    6. This Guaranty shall apply to the said Lease and to any renewal or extension thereof.

    7. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

         IN WITNESS WHEREOF, the Guarantor has hereunto set his hands and seals the 29TH day of SEPTEMBER 1989.

                             GUARANTOR:

                             CAVENHAM HOLDINGS


                             BY: /S/ Robert Terrence Galvin
                                ---------------------------
                                  VICE PRESIDENT

                             THE GRAND UNION ACQUISITION CORP.

                             BY: /S/ Robert Terrence Galvin
                                -------------------------
                                  VICE PRESIDENT

                                  GUARANTY OF LEASE

    WHEREAS, THE GRAND UNION COMPANY, with offices at 201 Willowbrook
Boulevard, Wayne, New Jersey 07470-0966 (hereinafter referred to as "Tenant") is desirous of entering into the lease hereinafter mentioned; and

    WHEREAS, CAVENHAM HOLDINGS and THE GRAND UNION ACQUISITION CORP., with offices at 201 Willowbrook Boulevard, Wayne, New Jersey 07470-0966 (hereinafter, individually and collectively, referred to as "Guarantor") has requested MACK BRACKEN ROAD PROPERTIES LIMITED and MONTGOMERY 89 ASSOCIATES L.P. doing business as BRACKEN 89 JOINT VENTURE, with offices at c/o The Mack Company, 370 West Passaic Street, Rochelle Park, New Jersey 07662 (hereinafter referred to as "Landlord") to enter into a lease with the Tenant, for a Term of twenty (20) years with four (4), five (5) year renewal options, for a building situated in the Town of Montgomery, County of Orange, State of New York, commonly known as Bracken Road, Montgomery, New York (hereinafter referred to as "Lease"); and

    WHEREAS, the Landlord has refused to enter into the said Lease unless the Guarantor guarantees said Lease in the manner hereinafter set forth.

    NOW, THEREFORE, to induce the Landlord to enter into said Lease, which Lease is dated this day and is being executed simultaneously herewith, the Guarantor hereby agrees as follows:

    1. (a) The Guarantor jointly and severally unconditionally guarantees to the Landlord and the successors and assigns of the Landlord the full and punctual performance and observance, by the Tenant, of all of the terms, covenants and conditions in said Lease contained on Tenant's part to be kept, performed or observed.

         (b) If, at any time, default shall be made by the Tenant in the performance or observance of any of the terms, covenants or conditions in said Lease contained on the Tenant's part to be kept, performed or observed, the Guarantor will keep, perform and observe the same, as the case may be, in place and stead of the Tenant.

         (c) The liability of the Guarantor hereunder shall be enforceable against the Guarantor without the necessity for any suit or proceedings on the Landlord's part of any kind or nature whatsoever against the Tenant.

    2. Any act of the Landlord, or the successors or assigns of the Landlord, consisting of a waiver of any of the terms or conditions of said Lease, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgences or extensions of time, to the Tenant, may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder.

    3. The obligations of the Guarantor hereunder shall not be released by Landlord's receipt, application or release of security given for the performance and observance of covenants and conditions in said Lease contained on the Tenant's part to be performed or observed; nor by any modification of such Lease, but in the case of any such modification the liability of the Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

    4. The liability of the Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Tenant in any creditors' receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant's said liability under the Lease, resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by the Tenant; (e) any disability or other defense of the Tenant, or (f) the cessation from any cause whatsoever of the liability of the Tenant.

    5. Until all of the covenants and conditions in said Lease on the Tenant's part to be performed and observed are fully performed and observed, the
Guarantor: (a) shall have no right of subrogation against the Tenant by reasons of any payments or acts of performance by the Guarantor hereunder; and (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Tenant by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder.

    6. This Guaranty shall apply to the said Lease and to any renewal or extension thereof.

    7. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

         IN WITNESS WHEREOF, the Guarantor has hereunto set his hands and seals the ____day of September 1989.

                             GUARANTOR:

                             CAVENHAM HOLDINGS


                             BY:__________________________________


                             THE GRAND UNION ACQUISITION CORP.

                             BY:__________________________________

                                     DESCRIPTION

    ALL THAT CERTAIN PLOT, piece or parcel of land situate, lying and being in the Town of Montgomery, County of Orange and State of New York, and being more particularly bounded and described as follows:

    BEGINNING at a point on the northerly side of Bracken Road, said point being the southeasterly corner of the premises, being marked by an iron pipe, being the southwesterly corner of the lands now or formerly of Toohey (Tax Lot 30-1-25 on the Town of Montgomery tax map) and running thence (1) North 84 32
22 West along the northerly side of Bracken Road 583.56 feet to the southwesterly corner of the premises and the southeasterly corner of lands to be retained by Anthonisen, thence; (2) northeasterly along the westerly line of the premises and the easterly line of those lands to be retained by Anthonisen the following two (2) courses and distances: (a) North 05 27 38 East 190.97 feet, thence; (b) North 21 43 58 East 636.85 feet to a point in the southerly line of lands now or formerly of Geraghty, being the northwesterly corner of the premises and the northeasterly corner of those lands to be retained by Anthonisen, thence; (3) South 68 16 02 East along the northerly line of the premises (and through a stone wall for a portion thereof) and the southerly line of lands now or formerly of Geraghty (Tax Lot 24-1-7.1), Yannone (Tax Lot 24-1-7.2), Compa (Tax Lot 24-1-18.1) and DeWitt (Tax Lot 24-1-13) the distance of 768.00 feet to a point in the westerly line of lands now or formerly of Bromberg, Jacobowitz and Kramer (Tax Lot 23-1-57.1) and being the northeasterly corner of the premises and the southeasterly corner of lands now or formerly of DeWitt, thence; (4) South 22 45 57 West along the westerly line of said lands now or formerly of Bromberg, Jacobowitz and Kramer 367.78 feet to an iron marking the southwesterly corner of said lands of Bromberg, Jacobowitz and Kramer and being the northwesterly corner of other lands to be retained by

                                                                       CONTINUED

DESCRIPTION CONTINUED                            PAGE 2

Anthonisen, thence; (5) South 22 59 41 West along the westerly line of said others lands to be retained by Anthonisen 99.71 feet to an iron pipe marking the northeasterly corner of lands now or formerly of Toohey (as aforesaid), thence;
(6) North 76 53 32 West along the northerly line of said lands now or formerly of Toohey 132.45 feet to the northwesterly corner of said lands now or formerly of Toohey, thence; (7) South 26 38 04 West along the westerly line of said lands now or formerly of Toohey 170.01 feet to an iron pipe on the northerly side of Bracken Road, being the southwesterly corner of said lands now or formerly of Toohey, the southeasterly corner of the premises and the point or place of beginning.

                                   October 2, 1989

The Grand Union Company
201 Willowbrook Boulevard
Wayne, New Jersey 07470-0966

    Re:  Lease Agreement between Mack Bracken Road Properties
         Limited and Montgomery  89 Associates L.P., and
         The Grand Union Company; Bracken Road, Montgomery, NY

Gentlemen:

Notwithstanding anything contained in the above-referenced lease to the contrary, in the event our lender shall require the maintenance of an escrow reserve for the tax or insurance obligations of the Tenant or for any other reoccurring charges required pursuant to the lease, you agree to promptly pay to the escrowee appointed by the lender the required amount as same may be periodically adjusted from time to time.

You shall be free to deal directly with said lender in an effort to obtain said lender's waiver of any such requirement or to arrange for the escrowee to maintain any such escrow reserve in an interest-bearing account for your benefit.

If the foregoing accurately reflects our understanding, please sign and return a copy of this letter to the undersigned.

                                       Very truly yours,

                                       MACK BRACKEN ROAD PROPERTIES
                                       LIMITED

                                       BY:
                                          -------------------------

                                       MONTGOMERY  89 ASSOCIATES L.P.

                                       BY: HAMPSHIRE MANAGEMENT COMPANY,
                                           General Partner

                                       By: /s/ James E. Hanson II
                                           -------------------------
                                               JAMES E. HANSON II
         THE GRAND UNION COMPANY

         BY: Raymond H. Ayers
             ----------------------
              Raymond H. Ayers
               Vice President

October 2, 1989


The Grand Union Company
201 Willowbrook Boulevard
Wayne, New Jersey 07470-0966

    Re:  Lease Agreement between Mack Bracken Road Properties
         Limited and Montgomery 89 Associates L.P. ("Landlord"), and The Grand Union Company ("Tenant"); Bracken Road, Montgomery, New York

Gentlemen:

Notwithstanding anything contained in the above-referenced lease to the contrary, in the event Landlord is unable to obtain a nondisturbance agreement from a future mortgagee as required by Section 13.01 of the Lease as a result of the requirements set forth in said Section 13.01 that said mortgagee must agree to make the proceeds of casualty insurance available to Landlord for restoration, then, and in that event, you hereby agree that said requirement obligating said mortgagee to make the proceeds of casualty insurance available to Landlord for restoration shall be deemed waived and eliminated from the provisions of said Section 13.01 with the express understanding that in the event of a casualty Landlord will make available to the Tenant for restoration of the Premises an amount equal to the proceeds of insurance, provided that at the time of the casualty there shall be at least ten (10) years remaining in the Term of the Lease, failing which you shall be required to exercise the next successive renewal option(s) such that the remaining term of the Lease shall be at least ten (10) years. In the event casualty occurs at any time after the expiration of the first year of the third renewal term and if Landlord does not elect to make available to the Tenant an amount equal to the insurance proceeds, then, and in that event, Tenant shall have the right to cancel and terminate the Lease provided that Tenant shall pay to Landlord any difference in the amount of insurance proceeds and the costs of restoration of the Premises, in the event the cost of restoration shall exceed the amount of insurance proceeds.

The Grand Union Company
October 2, 1989
Page Two


If the foregoing accurately reflects our understanding, please sign and return a copy of this letter to the undersigned.

                                       Very truly yours,

                                       MACK BRACKEN ROAD PROPERTIES
                                       LIMITED

                                       BY:
                                          -------------------------

                                       MONTGOMERY  89 ASSOCIATES L.P.

                                       BY: HAMPSHIRE MANAGEMENT COMPANY,
                                           General Partner

                                       By: /s/ James E. Hanson II
                                           -------------------------
                                               JAMES E. HANSON II
         THE GRAND UNION COMPANY

         BY: Raymond H. Ayers
             ----------------------
              Raymond H. Ayers
               Vice President

New York Region

                                  EXHIBIT B           KIM KOHLER
                                                      as of  1/15/96
                                                      102 OPERATING

STORE              LOCATION                      STATE          COUNTY


    OPERATING STORES

    1              PORT JEFFERSON                NY             SUFFOLK
    6              LITTLE NECK                   NY             QUEENS
    7              HERRICKS                      NY             NASSAU
    8              NORTH PORT WASHINGTON         NY             NASSAU
    36             MASSAPEQUA                    NY             NASSAU
    38             SMITHTOWN                     NY             SUFFOLK
    39             WEST HEMPSTEAD                NY             NASSAU
    52             GARDEN CITY                   NY             NASSAU
    64             NORTH BELLMORE                NY             NASSAU
    65             WEST BABYLON                  NY             SUFFOLK
    68             DEER PARK                     NY             SUFFOLK
    82             SAYVILLE                      NY             SUFFOLK
    84             COMMACK                       NY             SUFFOLK
    95             NORTH PORT                    NY             SUFFOLK
    98             WEST ISLIP                    NY             SUFFOLK
    107            MAHOPAC                       NY             PUTNAM
    114            PEEKSKILL                     NY             WESTCHESTER
    130            TARRYTOWN                     NY             WESTCHESTER
    137            LARCHMONT                     NY             WESTCHESTER
    155            DARIEN                        CT             FAIRFIELD
    203            PLEASANTVILLE                 NY             WESTCHESTER
    207            NEW CANAAN                    CT             FAIRFIELD
    212            RIDGEFIELD                    CT             FAIRFIELD
    213            NORWALK                       CT             FAIRFIELD
    227            CROTON-ON-HUDSON              NY             WESTCHESTER
    231            NEWTOWN                       CT             FAIRFIELD
    239            DOBBS FERRY                   NY             WESTCHESTER
    242            TRUMBULL                      CT             FAIRFIELD
    247            MT KISCO                      NY             WESTCHESTER
    248            CHAPPAQUA                     NY             WESTCHESTER
    416            BLEEKER ST.                   NY             MANHATTAN
    422            COLD SPRING                   NY             PUTNAM
    434            BRONX-TREMONT                 NY             BRONX
    437            GLENVILLE                     CT             FAIRFIELD
    801            BEACON                        NY             DUTCHESS
    805            EASTCHESTER                   NY             WESTCHESTER
    810            WESTPORT                      CT             FAIRFIELD
    811            GREENWICH                     CT             FAIRFIELD
    812            GLENBROOK                     CT             FAIRFIELD
    820            FISHKILL                      NY             DUTCHESS
    823            CARMEL                        NY             PUTNAM
    825            MONROE                        CT             FAIRFIELD
    827            NEW FAIRFIELD                 CT             FAIRFIELD
    828            SOUTHBURY                     CT             NEW HAVEN
    829            PAWLING                       NY             DUTCHESS
    3100           ELMWOOD PARK                  NJ             BERGEN
    3101           DOVER TOWNSHIP                NJ             OCEAN
    3103           SUFFERN                       NY             ROCKLAND
    3109           HACKENSACK                    NJ             BERGEN
    3110           MATAMORAS                     PA             PIKE
    3112           WOODRIDGE                     NJ             BERGEN

                        EXHIBIT B                KIM KOHLER
                                                 as of  1/15/96


    STORE          LOCATION                      STATE          COUNTY

    3109           HACKENSACK                    NJ             BERGEN
    3110           MATAMORAS                     PA             PIKE
    3112           WOODBRIDGE                    NJ             BERGEN
    3114           MONROE                        NY             ORANGE
    3116           WASHINGTONVILLE               NY             ORANGE
    3120           MANALAPAN                     NJ             MONMOUTH
    3122           LIVINGSTON                    NJ             ESSEX
    3150           GOSHEN                        NY             ORANGE
    3151           FAIRLAWN-RADBURN              NJ             BERGEN
    3180           RIDGEWOOD                     NJ             BERGEN
    3197           SOMMERVILLE                   NJ             SOMERSET
    3250           BERKELEY HEIGHTS              NJ             UNION
    3253           NORTH BRUNSWICK               NJ             MIDDLESEX
    3269           CORNWALL                      NY             ORANGE
    3273           DENVILLE                      NJ             MORRIS
    3277           HIGHLAND FALLS                NY             ORANGE
    3281           TENAFLY                       NJ             BERGEN
    3282           CLIFTON-LEXINGTON             NJ             PASSAIC
    3286           CLOSTER                       NJ             BERGEN
    3291           TEANECK                       NJ             BERGEN
    3400           MILFORD                       PA             PIKE
    3451           CLIFTON-BROAD                 NJ             PASSAIC
    3457           WALDWICK                      NJ             BERGEN
    3463           RAMAPO                        NY             ROCKLAND
    3472           MONTVALE-CHESTNUT             NJ             BERGEN
    3477           DUMONT                        NJ             BERGEN
    3480           LAKE HIAWATHA                 NJ             MORRIS
    3481           GREENWOOD LAKE                NY             ORANGE
    3486           BUTLER                        NJ             MORRIS
    3489           BASKING RIDGE                 NJ             SOMERSET
    3491           MT IVY                        NY             ROCKLAND
    3492           POINT PLEASANT                NJ             OCEAN
    3498           MONTVALE-KINDERKAMACK         NJ             BERGEN
    3499           STONY POINT                   NY             ROCKLAND
    3545           SOUTH BRUNSWICK               NJ             MIDDLESEX
    3551           WARWICK                       NY             ORANGE
    3552           OAKLAND                       NJ             BERGEN
    3553           PARAMUS                       NJ             BERGEN
    3554           SPARTA                        NJ             SUSSEX
    3556           LANDING                       NJ             MORRIS
    3558           HOWELL TOWNSHIP               NJ             MONMOUTH
    3562           BRICKTOWNSHIP                 NJ             OCEAN
    3563           FLEMINGTON                    NJ             HUNTERDON
    3564           ROCKY HILL                    NJ             SOMERSET
    3565           RAMSEY                        NJ             BERGEN
    3568           MATAWAN                       NJ             MONMOUTH
    3570           WESTWOOD                      NJ             BERGEN
    3571           RINGWOOD                      NJ             PASSAIC
    3572           TOMS RIVER                    NJ             OCEAN
    3573           BELLEVILLE                    NJ             ESSEX
    3574           WYCKOFF                       NJ             BERGEN
    3575           WEST NYACK                    NY             ROCKLAND
    3576           FORT LEE                      NJ             BERGEN
    3580           MIDDLETOWN                    NJ             MONMOUTH

NORTHERN REGION
---------------

                        EXHIBIT B                KIM KOHLER
                                                 as of  1/15/96
                                                 128 OPERATING


                            OPERATING STORES

    1103           JOHNSON                       VT             LAMOILLE
    1106           FORT EDWARDS                  NY             WASHINGTON
    1107           ROUSES POINT                  NY             CLINTON
    1112           ALBANY-LIQUOR STORE           NY             ALBANY
    1113           POULTNEY                      VT             RUTLAND
    1114           CORINTH                       NY             SARATOGA
    1134           BURLINGTON                    VT             CHITTENDON
    1135           KEESVILLE                     NY             ESSEX
    1139           WOODSTOCK                     NY             ULSTER
    1147           LA GRANGE                     NY             DUTCHESS
    1153           PORT HENRY                    NY             ESSEX
    1160           MANCHESTER                    VT             BENNINGTON
    1161           ENOSBURG FALLS                VT             FRANKLIN
    1166           STOWE                         VT             LAMOILLE
    1167           SOUTH BURLINGTON              VT             CHITTENDEN
    1169           RUTLAND                       VT             RUTLAND
    1171           SARANAC LAKE                  NY             FRANKLIN
    1175           WHITEHALL                     NY             WASHINGTON
    1183           PLATTSBURG-AIRBASE            NY             CLINTON
    1195           SCHROON LAKE                  NY             ESSEX
    1197           ST. ALBANS                    VT             FRANKLIN
    1198           NORTHVILLE                    NY             FULTON
    1370           TUPPER LAKE                   NY             FRANKLIN
    1802           FORT PLAIN                    NY             MONTGOMERY
    1803           STAMFORD                      NY             DELAWARE
    1804           INDIAN LAKE                   NY             HAMILTON
    1805           SARANAC LAKE                  NY             ESSEX
    1810           LUDLOW                        VT             WINDSOR
    1811           WINDSOR                       VT             WINDSOR
    1812           BRUNSWICK-TROY                NY             RENSSLAER
    1814           SOUTH BURLINGTON              VT             CHITTENDEN
    1815           GRANVILLE                     NY             WASHINGTON
    1816           PLEASANT VALLEY               NY             DUTCHESS
    1818           WAITSFIELD                    VT             WASHINGTON
    1819           ESSEX CENTER                  VT             CHITTENDON
    1820           NEWPORT                       VT             ORLEANS
    1821           ESSEX JUNCTION                VT             CHITTENDON
    1823           BURNT HILLS                   NY             SARATOGA
    1824           RHINEBECK                     NY             DUTCHESS
    1825           ELIZABETHTOWN                 NY             ESSEX
    1826           CHESTERTOWN                   NY             WARREN
    1828           NORTHFILED                    VT             WASHINGTON
    1836           BENNINGTON                    VT             BENNINGTON
    1844           BALLSTON SPA                  NY             SARATOGA
    1845           CHAMPLAIN                     NY             CLINTON
    1852           HOOSICK FALLS                 NY             RENSSELAER
    1855           ELSMERE                       NY             ALBANY
    1859           PERU                          NY             CLINTON
    1861           BRATTLEBORO                   VT             WINDHAM
    1867           GREENWICH                     NY             WASHINGTON

                        EXHIBIT B                KIM KOHLER
                                                 as of  1/15/96
                                                 128 OPERATING

    STORE          LOCATION                      STATE          COUNTY

    1870           BARRE                         VT             WASHINGTON
    1872           PALANTINE BRIDGE              NY             MONTGOMERY
    1873           TICONDEROGA                   NY             ESSEX
    1874           HYDE PARK                     NY             DUTCHESS
    1876           MILTON                        VT             CHITTENDON
    1878           DOVER PLAIN                   NY             DUTCHESS
    1879           LOUDONVILLE                   NY             ALBANY
    1884           BRISTOL                       VT             ADDISON
    1885           HARDWICK                      VT             ULSTER
    1888           ELLENVILLE                    NY             ULSTER
    1892           MALTA                         NY             SARATOGA
    1893           WINOOSKI                      VT             CHITTENDEN
    1895           AMENIA                        NY             DUTCHESS
    1897           HUDSON FALLS                  NY             WASHINGTON
    1899           RAVENA                        NY             ALBANY
    1900           MIDDLEBURGH                   NY             SCHOHARIE
    1902           LAKE PLACID                   NY             ESSEX
    1903           COXSACKIE                     NY             GREENE
    1905           WATERVLIET                    NY             ALBANY
    1906           GLENMONT                      NY             ALBANY
    1907           HIGHLAND                      NY             ULSTER
    1908           FAIR HAVEN                    VT             RUTLAND
    1909           NORTH CREEK                   NY             WARREN
    1914           HANOVER                       NH             GRAFTON
    1915           WEST LEBANON                  NH             GRAFTON
    1922           MORRISVILLE                   VT             LAMOILLE
    1925           KINGSTON                      NY             ULSTER
    1928           SPRINGFIELD                   VT             WINDSOR
    1930           GUILDERLAND                   NY             ALBANY
    1933           MONTPELIER                    VT             WASHINGTON
    1935           SCHENECTADY                   NY             SCHENECTADY
    1937           AUSABLE FORKS                 NY             ESSEX
    1938           LINCOLN                       NH             GRAFTON
    1939           BRADFORD                      VT             ORANGE
    1940           NISKAYUNA                     NY             SCHENECTADY
    1941           BOLTON LANDING                NY             WARREN
    1942           WILLSBORO                     NY             ESSEX
    1943           HOPEWELL JUNCTION             NY             DUTCHESS
    1946           WATERFORD                     NY             SARATOGA
    1947           SCOTIA                        NY             SCHENECTADY
    1950           SAUGERTIES                    NY             ULSTER
    1951           WILMINGTON                    VT             WINDHAM
    1953           SCHODACK                      NY             RENSSELAER
    1954           WARRENSBURG                   NY             WARREN
    1955           CAMBRIDGE                     NY             WASHINGTON
    1957           MECHANICVILLE                 NY             SARATOGA
    1958           SWANTON                       VT             FRANKLIN
    1960           EAST GREENBUSH                NY             RENNSELAER
    1962           BROADALBIN                    NY             FULTON
    1966           COLCHESTER                    VT             CHITTENDON
    1967           RANDOLPH                      VT             ORANGE
    1968           WATERBURY                     VT             WASHINGTON
    1969           WHITE RIVER                   VT             WINDSOR
    1973           TANNERSVILLE                  NY             GREENE
    1974           ROTTERDAM                     NY             SCHENECTADY
    1975           CLIFTON PARK                  NY             SARATOGA

                        EXHIBIT B                KIM KOHLER
                                                 as of  1/15/96

    STORE          LOCATION                      STATE          COUNTY

    1974           ROTTERDAM                     NY             SCHENECTADY
    1975           CLIFTON PARK                  NY             SARATOGA
    1977           VALATIE                       NY             COLUMBIA
    1979           WAPPINGERS FALLS              NY             DUTCHESS
    1981           WOODSTOCK                     VT             WINDSOR
    1983           ST. JOHNSBURY                 VT             CALEDONIA
    1985           NORTH CLARENDON               VT             RUTLAND
    1988           CHATHAM                       NY             COLUMBIA
    1989           SCHAGHTICOKE                  NY             RENSSELAER
    1992           BRANDON                       VT             RUTLAND
    1993           MIDDLEBURY                    VT             ADDISON
    1994           SOUTH GLENS FALLS             NY             SARATOGA
    1996           PLATTSBURG                    NY             CLINTON
    1997           SARATOGA                      NY             SARATOGA
    2101           SIDNEY                        NY             DELAWARE
    2110           BINGHAMTON                    NY             BROOME
    2133           VESTAL                        NY             BROOME
    2150           HAMILTON                      NY             MADISON
    2312           VESTAL PLAZA                  NY             BROOME
    2356           HANCOCK                       NY             DELAWARE
    2359           NORWICH                       NY             CHENAGO
    2362           ONEONTA                       NY             OTSEGO
    2370           BINGHAMTON                    NY             BROOME
    2373           DELHI                         NY             DELAWARE

CGX080                       GU Category Code Listing          RUN DATE 11/03/95
RCG080



                                                                       Exhibit C
-GU CATEGORY CODE-  DESCRIPTION
MAJ INT  MIN

085 00   00   HEALTH & BEAUTY AIDS

085 01   00   ORAL HYGIENE
085 01   01   TOOTHPASTE -   TUBE - TARTAR
085 01   02   TOOTHPASTE -   TUBE - NON TARTAR
085 01   03   TOOTHPASTE -   PUMP - TARTAR
085 01   04   TOOTHPASTE -   PUMP - NON TARTAR
085 01   05   TOOTHPASTE -   SMOKERS/MISC
085 01   06   TOOTH POLISH
085 01   10   DENTURE CLEANSERS
085 01   11   DENTURE ADHESIVES
085 01   12   ORAL HYGIENE MEDICATIONS
085 01   20   TOOTHBRUSHES
085 01   21   DENTAL FLOSS
085 01   30   MOUTHWASH
085 01   31   BREATH SPRAY/DROPS
085 01   98   ORAL  HYGIENE PREPACKS
085 01   99   ORAL  HYGIENE RACKS

085 02   00   HAIR  CARE  PREPARATIONS
085 02   01   HAIR  CARE  PREPARATIONS   HAIR SPRAY AEROSOL
085 02   02   HAIR  CARE  PREPARATIONS   HAIR SPRAY NON AEROSOL
085 02   03   HAIR  CARE  PREPARATIONS   WIG ACCESSORIES
085 02   04   HAIR  CARE  PREPARATIONS   WAVESET GEL & LOTIONS
085 02   05   HAIR  CARE  PREPARATIONS   SHAMPOOS REG

CGX080                       GU Category Code Listing          RUN DATE 11/03/95
RCG080

-GU CATEGORY CODE-  DESCRIPTION
    MAJ  INT  MIN

    085  02   06   HAIR CARE PREPARATIONS DANDRUFF SHAMPOOS
    085  02   07   HAIR CARE PREPARATIONS CREME RINSES
    085  02   08   HAIR CARE PREPARATIONS CONDITIONERS
    085  02   09   HAIR CARE PREPARATIONS HAIR COLORINGS
    085  02   10   HAIR CARE PREPARATIONS HAIR COLORINGS ACCESSORIES
    085  02   11   HAIR CARE PREPARATIONS HOME PERMANENTS
    085  02   12   HAIR CARE PREPARATIONS MEN'S HAIR SPRAYS
    085  02   13   HAIR CARE PREPARATIONS MEN'S TONIC & CREAMS
    085  02   14   HAIR CARE PREPARATIONS STYLING SPRITZS

    085  03   00   DEODORANTS & ANTI PERSPIRANTS
    085  03   01   DEODORANTS CREAM & PAD
    085  03   02   DEODORANTS STICK
    085  03   03   ANTI PERSPIRANTS STICK
    085  03   04   DEODORANTS ROLL ON
    085  03   05   ANTI PERSPIRANTS ROLL ON
    085  03   06   DEODORANTS SPRAYS
    085  03   07   ANTI PERSPIRANTS SPRAYS
    085  03   08   BODY SPRAYS (IMPULSE, ETC)
    085  03   99   MISC DEOD & ANTI PERSPIRANTS

    085  04   00   SHAVING SUPPLIES
    085  04   01   SHAVING SUPPLIES  RAZORS
    085  04   02   SHAVING SUPPLIES  BLADES
    085  04   03   SHAVING SUPPLIES  CREAMS & GELS
    085  04   04   SHAVING SUPPLIES  AFTER SHAVE & COLOGNE
    085  04   99   SHAVING SUPPLIES, OTHERS

    085  05   00   BABY PRODUCTS/BABY NEEDS NON-HBA
    085  05   01   BABY PRODUCTS  POWDER
    085  05   02   BABY PRODUCTS  BABY OILS
    085  05   03   BABY PRODUCTS  BABY LOTIONS & CREAMS
    085  05   04   BABY PRODUCTS  BABY OINTMENTS
    085  05   05   BABY PRODUCTS  BABY SHAMPOOS
    085  05   06   BABY PRODUCTS  BABY BOTTLES & ACCESSORIES
    085  05   07   BABY PRODUCTS  BABY WIPES & CLOTH
    085  05   08   BABY PRODUCTS  MISC. BABY
    085  05   20   BABY NEEDS NON-HBA  CLOTHING-EXCEPT PANTS
    085  05   21   BABY NEEDS NON-HBA  PANTS
    085  05   22   BABY NEEDS NON-HBA  FEEDING IMPLEMENTS TEETHERS & PACIF
    085  05   23   BABY NEEDS NON-HBA  MEDICAL ITEMS
    085  05   24   BABY NEEDS NON-HBA  BATH AND PERSONAL CARE
    085  05   25   BABY NEEDS NON-HBA  TOYS
    085  05   29   BABY NEEDS NON-HBA  MISCL

    085  06   00   FIRST AID PRODUCTS
    085  06   01   FIRST AID PRODUCTS PLASTIC STRIPS

CGX080                       GU Category Code Listing          RUN DATE 11/03/95
RCG080

-GU CATEGORY  CODE- DESCRIPTION
    MAJ  INT  MIN

    085  06   02   FIRST AID PRODUCTS TAPE BANDAGE GUAZE DRESSING
    085  06   03   FIRST AID PRODUCTS COTTON BALLS
    085  06   04   FIRST AID PRODUCTS COTTON SWABS
    085  06   05   FIRST AID PRODUCTS PETROLEUM JELLY
    085  06   06   FIRST AID PRODUCTS FIRST AID LIQUID CREAMS ANTISEPTI
    085  06   07   FIRST AID PRODUCTS SUPPOSITORIES & OINTMENTS
    085  06   08   FIRST AID - WRAPS/BRACES

    085  07   00   SKIN PREPARATIONS
    085  07   01   SKIN PREPARATIONS ACNE MEDICATIONS
    085  07.  02   SKIN PREPARATIONS MEDICATED/SPECIAL SOAPS
    085  07   03   SKIN PREPARATIONS FACE CREAMS & LOTIONS
    085  07   04   SKIN PREPARATIONS HAND LOTIONS & CREAMS
    085  07   05   SKIN PREPARATIONS BATH OILS & BEADS
    085  07   06   SKIN PREPARATIONS TALC & DUSTING POWDERS
    085  07   07   SKIN PREPARATIONS COLOGNES & PERFUMES
    085  07   08   SKIN PREPARATIONS MISC SKIN PREPARATIONS
    085  07   09   SKIN PREPARATIONS NAIL POLISH REMOVERS
    085  07   10   SKIN PREPARATIONS-FACIAL SCRUBS, FRESHENERS ETC.

    085  08   00   EYE & EAR PREPARATIONS
    085  08   01   EYE DROPS & LOTIONS
    085  08   02   CONTACT LENS PREPARATIONS
    085  08   03   EAR ITEMS
    085  08   04   READING GLASSES/ACCESSORIES

    085  09   00   ANTACIDS & LAXATIVES
    085  09   01   LIQUID ANTACIDS
    085  09   02   ANTACID TABLETS
    085  09   03   POWDER & GRANULE ANTACIDS
    085  09   04   PILL TABLET & GRANULE LAXATIVES
    085  09   05   LIQUID LAXATIVES
    085  09   06   SUPPOSITORIES & ENEMAS
    085  09   07   MISC ANTACIDS & LAXATIVES

    085  10   00   COUGH & COLD REMEDIES
    085  10   01   LIQUID COUGH & COLD MEDICINES
    085  10   02   NASAL SPRAY-NOSE DROPS
    085  10   03   THROAT LOZENGES
    085  10   04   COLD TABLETS
    085  10   05   DECONGESTANT TABLETS & CAPSULES
    085  10   06   SINUS TABLETS & CAPSULES
    085  10   07   BRONCHIAL SPRAYS & TABLETS
    085  10   08   ALLERGY TABLETS & CAPSULES
    085  10   09   MISC COUGH & COLD

    085  11   00   ANALGESICS

CGX080                       GU Category Code Listing          RUN DATE 11/03/95
RCG080

-GU CATEGORY  CODE-          DESCRIPTION
    MAJ  INT  MIN

    085  11   01             ASPIRIN TABLETS
    085  11   02             ASPIRIN CAPSULES
    085  11   03             NON ASPIRIN TABLETS
    085  11   04             NON ASPIRIN CAPSULES
    085  11   05             ARTHRITIS STRENGTH TABLETS & CAPSULES
    085  11   06             SLEEP AIDS (DOWNERS)
    085  11   07             NON SLEEP AIDS (UPPERS)
    085  11   08             EXTERNAL ANALGESICS (BEN GAY, ABSORBINE JR, ETC)
    085  11   09             MENSTRUAL ANALGESICS (PAMPRIN, MIDOL, ETC)
    085  11   99             MISC ANALGESICS

    085  12   00             VITAMINS
    085  12   01             PRIVATE LABEL NATURAL
    085  12   02             NATIONAL BRAND NATURAL
    085  12   03             NATIONAL BRAND MULTIPLES
    085  12   04             PRIVATE LABEL MULTIPLES
    085  12   05             VITAMIN/DIETARY SUPPLEMENTS - ALL

    085  13   00             FEMININE HYGIENE PRODUCTS
    085  13   01             FEMININE HYGIENE PRODUCTS TAMPONS
    085  13   02             FEMININE HYGIENE PRODUCTS SANITARY NAPKINS
    085  13   03             FEMININE HYGIENE PRODUCTS SANITARY BELTS
    085  13   04             FEMININE HYGIENE PRODUCTS FEMININE DEODORANTS
    085  13   05             FEMININE HYGIENE PRODUCTS DOUCHE POWDERS & LIQUIDS
    085  13   06             FEMININE HYGIENE PRODUCTS MISC
    085  13   07             FEMININE HYGIENE PRODUCTS, PANTY LINERS

    085  14   00             FOOT PRODUCTS
    085  14   01             FOOT PRODUCTS DR. SCHOLLS
    085  14   02             FOOT PRODUCTS, OTHERS

    085  15   00             DIET AIDS - SUPPLEMENTS & BARS
    085  15   01             DIET AIDS - SUPPLEMENTS & BARS - ALL

    085  16   00             BIRTH CONTROL DEVICES
    085  16   01             BIRTH CONTROL DEVICES, ALL

    085  17   00             HOME HEALTH & SUPPLIES
    085  17   01             HOME HEALTH & SUPPLIES, ALL

    085  18   00             DIABETIC SUPPLIES
    085  18   01             DIABETIC SUPPLIES, ALL

    085  19   00             HEALTH APPLIANCES
    085  19   01             HEALTH APPLIANCES, ALL

    085  20   00             INCONTINENTS

CGX080                       GU Category Code Listing          RUN DATE 11/03/95
RCG080

-GU CATEGORY CODE- DESCRIPTION
    MAJ  INT  MIN

    085  20   01   INCONTINENTS, ALL

    085  70   00   HEALTH CARE 8 BEAUTY CARE (GREENHOUSE)
    085  70   01   HEALTH CARE
    085  70   02   BEAUTY CARE

    085  80   00   SEASONAL & PROMOTIONAL H.B.A.
    085  80   01   SUNTAN CREAMS, LOTIONS, SPRAYS
    085  80   02   SUNGLASSES

    085  90   00   WAREHOUSE BUYS GEN MDSE & H.B.A.
    085  90   01   WAREHOUSE BUYS GEN MDSE & H.B.A.

    085  99   00   MISCELLANEOUS H.B.A.
    085  99   01   MISCELLANEOUS ALL
    085  99   02   GENERAL MERCHANDISE PREPACK/ HBA PREPACK
    085  99   03   HBC TEST
    085  99   04   GM TEST
    085  99   05   TRAIL SIZE

    086  00   00   HAIR  CARE & COSMETICS

    086  03   00   HAIR  CARE
    086  03   01   HAIR  CARE CURLERS & ROLLERS
    086  03   02   HAIR  CARE PINS & CLIPS
    086  03   03   HAIR  CARE NETS, PAPERS, TAPES, ACCOUTREMENTS
    086  03   04   HAIR  CARE COMBS
    086  03   05   HAIR  CARE BRUSHES
    086  03   06   HAIR  CARE BARRETTES
    086  03   07   HAIR  CARE HEADBANDS, PONYTAIL HOLDERS, ETC
    086  03   08   HAIR  CARE CAPS-SHOWER, SLUMBER, RAIN
    086  03   09   HAIR  IMPLEMENTS, TWEEZERS, OTHER TOOLS
    086  03   99   MIRRORS

    086  04   00   COSMETICS
    086  04   01   MAYBELLINE  EYE COSMETICS
    086  04   02   MAYBELLINE LIPSTICKS, ETC
    086  04   03   MAYBELLINE ROUGES, POWDERS, ETC
    086  04   04   MAYBELLINE  NAIL POLISHES
    086  04   05   MAX FACTOR  EYE COSMETICS
    086  04   06   MAX FACTOR  LIPSTICKS, ETC
    086  04   07   MAX FACTOR  ROUGE, POWDER, ETC
    086  04   08   MAX FACTOR  NAIL POLISHES
    086  04   09   ANDREA EYE  COSMETICS
    086  04   10   ANDREA NAIL POLISHES
    086  04   11   COVER GIRL EYE COSMETICS

CGX080                       GU Category Code Listing          RUN DATE 11/03/95
RCG080


-GU CATEGORY   CODE-         DESCRIPTION
    MAJ  INT  MIN

    086  04   12             COVER GIRL LIPSTICKS, ETC
    086  04   13             COVER GIRL ROUGES, POWDERS, ETC
    086  04   14             COVER GIRL NAIL POLISHES
    086  04   15             BONNE BELL EYE COSMETICS
    086  04   16             BONNE BELL LIPSTICKS, ECT
    086  04   17             BONNE BELL ROUGE, POWDERS, ECT
    086  04   18             AZIZA EYE COSMETICS
    086  04   19             AZIZA ROUGE, POWDERS, ECT
    086  04   20             ALMAY EYE COSMETICS
    086  04   21             ALMAY LIPSTICKS, ETC
    086  04   22             ALMAY ROUGES, POWDERS, ETC
    086  04   23             ALMAY NAIL POLISHES, ETC
    086  04   28             CUTEX LIPSTICKS, ETC
    086  04   29             CUTEX EYE COSMETICS
    086  04   30             CUTEX NAIL POLISHES, ETC
    086  04   37             POSNER LIPSTICKS, ALL
    086  04   38             POSNER NAIL POLISHES, ETC
    086  04   40             HONEY & SPICE LIPSTICKS
    086  04   44             L'OREAL EYE COSMETICS
    086  04   45             L'OREAL LIPSTICKS, ETC
    086  04   46             L'OREAL ROUGES, POWDERS, ETC
    086  04   47             L'OREAL NAIL POLISHES, ETC
    086  04   51             QUENCHER LIPSTICKS, ETC
    086  04   53             QUENCHER NAIL POLISHES, ETC
    086  04   54             REVLON EYE COSMETICS
    086  04   55             REVLON LIPSTICKS, ETC
    086  04   56             REVLON ROUGES, POWDERS, ETC
    086  04   57             REVLON NAIL POLISHES, ETC
    086  04   61             SALLY HANSEN EYE COSMETICS
    086  04   62             SALLY HANSEN LIPSTICKS, ETC
    086  04   63             SALLY HANSEN ROUGE, POWDERS, ETC
    086  04   64             SALLY HANSEN NAIL POLISH, ETC
    086  04   66             ARTMATIC EYE COSMETICS
    086  04   67             ARTMATIC LIPSTICKS, ETC
    086  04   68             ARTMATIC ROUGE, POWDERS, ETC
    086  04   69             ARTMATIC NAIL POLISHES, ETC
    086  04   70             FLAME GLO EYE COSMETICS
    086  04   71             FLAME GLO LIPSTICKS, ETC
    086  04   72             FLAME GLO ROUGES, POWDERS, ETC
    086  04   76             HAZEL BISHOP EYE COSMETICS
    086  04   77             HAZEL BISHOP LIPSTICKS, ETC
    086  04   78             HAZEL BISHOP ROUGES, POWDERS ETC
    086  04   79             HAZEL BISHOP NAIL POLISHES, ETC
    086  04   80             WET N WILD EYE COSMETICS
    086  04   81             WET N WILD LIPSTICKS, ETC
    086  04   82             WET N WILD ROUGES, PWDERS, ETC
    086  04   83             WET N WILD NAIL POLISHES, ETC

CGX080                       GU Category Code Listing          RUN DATE 11/03/95
RCG080

-GU CATEGORY CODE-  DESCRIPTION
    MAJ  INT  MIN

    086  04   87   CORN SILK ROUGES, POWDERS, ETC
    086  04   92   ULTRA SHEEN ROUGES, POWDERS ETC.
    086  04   99   COSMETICS, OTHERS

    087  00   00   HOSIERY

    087  01   00   PRIVATE LABEL ASSTD PREPACKS
    087  01   01   PRIVATE LABEL ASSTD PREPACKS, ALL

    087  05   00   P/L THRIFTIES HOSIERY
    087  05   01   THRIFTIES PANTY HOSE
    087  05   02   THRIFTIES KNEE HIGH

    087  06   00   P/L FASHION HOSIERY
    087  06   01   P/L FASHION PANTY HOSE
    087  06   02   P/L FASHION KNEE HIGHS

    087  07   00   P/L DELUXE HOSIERY
    087  07   03   DANCERS KNEE HIGH STOCKINGS
    087  07   04   DANCERS SHEER TO WAIST P/H
    087  07   06   DANCERS DELUXE P/H
    087  07   07   DANCERS SHEER SUPPORT P/H
    087  07   08   DANCERS CLASSIC EX LARGE P/H
    087  07   09   DANCERS REAL P/H
    087  07   10   DANCERS TRIM TOP P/H
    087  07   11   ULTRA SHEER P/H
    087  07   99   PRIVATE LABEL  FIXTURES

    087  08   00   NO NONSENSE  - HOSIERY
    087  08   01   NO NONSENSE  - REGULAR
    087  08   02   NO NONSENSE  - SHEER TO WAIST
    087  08   03   NO NONSENSE  - KNEE HIGH
    087  08   04   NO NONSENSE  - CONTROL TOP
    087  08   05   NO NONSENSE  - LIGHT SUPPORT
    087  08   06   NO NONSENSE  - SHEER & SILKY
    087  08   07   NO NONSENSE  - FASHION COLORS
    087  08   08   NO NONSENSE  2PACKS-
    087  08   99   NO NONSENSE  - RACKS

    087  09   00   L`EGGS HOSIERY
    087  09   01   L`EGGS REGULAR
    087  09   02   L`EGGS SHEER ENERGY
    087  09   03   L`EGGS SHEER ELEGANCE
    087  09   04   L`EGGS KNEE HIGHS
    087  09   05   L`EGGS CONTROL TOP
    087  09   06   L`EGGS ACTIVE SUPPORT

CGX080                       GU Category Code Listing          RUN DATE 11/03/95
RCG080

-GU CATEGORY CODE- DESCRIPTION
MAJ      INT  MIN
   087        09   99   L`EGGS PREPACKS

    087  99   00   HOSIERY, MISCELLANEOUS
    087  99   01   AFRO-TIQUE HOSIERY
    087  99   99   HOSIERY, MISCELLANEOUS

    088  00   00   MISC GENERAL MERCHANDISE

    088  01   00   FILM FLASH
    088  01   01   NEGATIVE FILM
    088  01   02   POSITIVE FILM
    088  01   03   INSTANT FILM
    088  01   10   PHOTO FINISHING
    088  01   11   ENLARGING
    088  01   20   CAMERAS
    088  01   50   FLASH
    088  01   99   FILM FLASH, MISC

    088  02   00   BLANK VIDEO TAPES
    088  02   01   VHS-REGULAR
    088  02   02   VHS-HI GRADE
    088  02   03   VHS-PREMIUM GRADE
    088  02   04   BETA-HI GRADE
    088  02   05   BETA-REGULAR
    088  02   09   CLEANING KITS
    088  02   98   TAPE LIBRARIES
    088  02   99   VIDEO TAPE PREPACKS

    088  03   00   VIDEO RENTALS

    088  04   00   BLANK AUDIO TAPES
    088  04   01   LOW NOISE/NORMAL BIAS (GOOD)
    088  04   02   NORMAL BIAS (BETTER)
    088  04   03   NORMAL BIAS (BEST)
    088  04   04   HIGH BIAS (PREMIUM)
    088  04   09   CLEANING KITS
    088  04   98   AUDIO LIBRARY/CARRY CASES

    088  05   00   PRE-RECORDED AUDIO CASSETTE TAPES
    088  05   01   PRE-RECORDED AUDIO CASSETTE TAPES, ALL TITLES

    088  10   00   MISC GENERAL MERCHANDISE TOYS, GAMES, OTHERS
    088  10   01   MISC GENERAL MERCHANDISE TOYS
    088  10   10   MISC GENERAL MERCHANDISE GAMES
    088  10   99   MISC GENERAL MERCHANDISE, OTHERS

    088  15   00   GENERAL MERCHANDISE SOUVENIRS

CGX080                       GU Category Code Listing          RUN DATE 11/03/95
RCG080

-GU CATEGORY CODE-  DESCRIPTION
    MAJ  INT  MIN

    088  15   01   GENERAL MERCHANDISE SOUVENIRS, ALL

    088  20   00   SEWING NOTIONS
    088  20   10   SEWING NOTIONS ALL

    088  50   00   CIGARETTE LIGHTERS
    088  50   01   CIGARETTE LIGHTERS, DISPOSABLE

    088  60   00   CANDLES & ACCESSORIES
    088  60   01   COLUMNS
    088  60   02   VOTIVES
    088  60   03   TAPERS
    088  60   04   FEDERALS
    088  60   05   SPIRALS
    088  60   06   COUNTY PEGS
    088  60   07   SPECIALTIES
    088  60   08   HOUSEHOLD
    088  60   97   VOTIVE CUPS
    088  60   98   HOLDERS
    088  60   99   MISCELLANEOUS

    088  70   00   SEASONAL
    088  70   01   FURNITURE

    088  90   00   CONTINUITIES
    088  90   01   NEWCOR KNIFE, CONTINUITY
    088  90   02   COVINGTON STONEWARE, CONTINUITY
    088  90   03   PLAYFOLD, CONTINUITY
    088  90   04   READERS DIGEST, CONTINUITY
    088  90   05   ENCYCLOPEDIA
    088  90   06   SESAME STREET
    088  90   07   PALMER COOKWARE
    088  90   08   FRESH FLOWERS DINNERWARE
    088  90   09   FRONT END PEG H.B.C.

    089  00   00   CLEANING AIDS

    089  01   00   STICK GOODS & REFILLS
    089  01   01   BROOMS
    089  01   02   SPONGE MOPS
    089  01   03   SPONGE MOPS REFILLS
    089  01   04   COTTON MOPS (DECK MOPS)
    089  01   05   COTTON MOPS (DECK MOPS) REFILLS
    089  01   06   DUST MOPS
    089  01   07   DUST MOPS REFILLS
    089  01   08   WAX APPLICATORS

CGX080                       GU Category Code Listing          RUN DATE 11/03/95
RCG080

-GU CATEGORY CODE-  DESCRIPTION
MAJ INT  MIN

089 01   09        WAX APPLICATORS REFILLS
089 01   99        STICK GOODS & REFILLS, MISC.

089 10   00        BRUSHES
089 10   01        BOWL BRUSHES
089 10   02        BODY BRUSHES
089 10   03        HAND/NAIL BRUSHES
089 10   04        KITCHEN BRUSHES
089 10   06        DUST PAN BRUSHES
089 10   08        SCRUB BRUSHES
089 10   10        CLOTHES BRUSHES, DELINTERS

089 20   00        DISH/DUST CLOTHS, VAC BAGS, GLOVES
089 20   03        DISH, DUST, ALL PURPOSE CLOTHS
089 20   04        GLOVES, RUBBER
089 20   05        GLOVES, WORK
089 20   06        DUST PANS
089 20   07        VACUUM BAGS, BELTS, FRESHNERS ETC.
089 20   08        30 QT STEP BKT ALM 28581
089 20   09        11 QT NT/TIDY BKT AL 29631

089 30   00        CLOTHESPINS, CLOTHESLINE, MOTHBALLS
089 30   01        CLOTHESPINS
089 30   02        CLOTHESLINE
089 30   03        MOTHBALLS
089 30   04        CLOSET

089 99   00        MISC DEODORIZERS
089 99   01        TOILET BOWL DEODORIZERS

090 00   00        MAGAZINES, BOOKS, NEWSPAPERS

090 01   00        MAGAZINES, FAMILY CIRCLE
090 01   01        MAGAZINES, FAMILY CIRCLE, REGULAR ISSUES
090 01   02        MAGAZINES, FAMILY CIRCLE, SPECIAL ISSUES

090 02   00        MAGAZINES, WOMAN'S DAY
090 02   01        MAGAZINES, WOMAN'S DAY, REGULAR ISSUES
090 02   02        MAGAZINES, WOMAN'S DAY, SPECIAL ISSUES

090 03   00        MAGAZINES/COMIC BOOKS
090 03   01        MAGAZINES, ALL
090 03   02        COMIC BOOKS, ALL

090 05   00        HARDCOVER BOOK-BESTSELLER
090 05   01        HARDCOVER BOOKS-BESTSELLER

CGX080                       GU Category Code Listing          RUN DATE 11/03/95
RCG080

-GU CATEGORY CODE-  DESCRIPTION
    MAJ  INT  MIN

    090  10   00   PAPERBACK & HARDCOVER BOOKS (SUPERMART)
    090  10   01   HARDCOVER BOOK, NEW RELEASE
    090  10   02   PAPERBACK-MASS MARKET & TRADE PAPERBACK
    090  10   03   PAPERBACK PROMO
    090  10   04   HARDCOVER BOOK PROMO
    090  10   05   HARDCOVER BOOK-BESTSELLER
    090  10   06   PAPERBACK BOOK-BESTSELLER
    090  10   07   PAPERBACK BOOKS, MISCELLANEOUS

    090  20   00   HARDCOVER & PAPERBACK BOOKS (SHER)
    090  20   01   PAPERBACK
    090  20   02   PROMOTIONAL BOOKS
    090  20   03   CHILDREN AND TRADE BOOKS
    090  20   04   COLORING AND ACTIVITY BOOKS
    090  20   05   NEW YORK TIMES BEST SELLERS HARDCOVER
    090  20   06   PAPERBACK BEST SELLERS
    090  20   09   FORMER BEST SELLERS
    090  20   99   MISCELLANEOUS

    090  50   00   NEWSPAPERS
    090  50   01   NEWSPAPERS, ALL

    090  60   00   MAPS
    090  60   01   MAPS, ALL

    091  00   00   PET SUPPLIES

    091  01   00   DOG SUPPLIES
    091  01   01   FLEA COLLARS
    091  01   02   CHEMICALS
    091  01   03   RAWHIDE CHEWABLES
    091  01   04   TOYS (RUBBER, LATEX)
    091  01   05   GROOMING AIDS
    091  01   06   COLLARS, CHAINS
    091  01   07   LEADS, LEASHES
    091  01   08   TIE OUT CHAINS
    091  01   09   FEEDING DISHES
    091  01   10   PRESSED GELATIN (RAWHIDE) CHEWABLES
    091  01   11   TREATS & EDIBLES
    091  01   99   MISC DOG PET SUPPLIES

    091  02   00   CAT SUPPLIES
    091  02   01   CHEMICALS, FLEA COLLARS
    091  02   02   TOYS
    091  02   03   COLLARS (EXCEPT FLEA)
    091  02   04   SNACKS, TREATS

CGX080                       GU Category Code Listing          RUN DATE 11/03/95
RCG080

-GU CATEGORY CODE-  DESCRIPTION
    MAJ  INT  MIN

    091  02   05   PANS, LINERS, SCOOPS, ETC

    091  03   00   BIRD SUPPLIES
    091  03   01   FOOD
    091  03   02   BIRD TOYS & ACCESSORIES
    091  03   03   CAGE SUPPLIES

    091  04   00   FISH SUPPLIES
    091  04   01   FOOD
    091  04   99   FISH SUPPLIES, OTHERS

    091  05   00   HAMSTER/GERBIL SUPPLIES
    091  05   01   FOOD
    091  05   03   CAGE SUPPLIES, LITTER, ETC

    091  10   00   PET SUPPLIES, MISC
    091  10   99   PET SUPPLIES-MISC

    092  00   00   HOUSEWARES

    092  01   00   BAKEWARE
    092  01   01   FOIL BAKEWARE
    092  01   99   FOIL, MISC

    092  02   00   BAKEWARE/COOKWARE
    092  02   01   COOKWARE ALUMINUM
    092  02   02   COOKWARE COATED
    092  02   03   BAKEWARE COATED
    092  02   04   COOKWARE MICROWAVE
    092  02   05   BAKEWARE/GLASS
    092  02   06   BAKEWARE TIN
    092  02   08   BAKEWARE ALUMINUM
    092  02   10   BOXED COOKWARE/ACCESSORIES
    092  02   99   COOKWARE/BAKEWARE, MISC

    092  03   00   COOKING  UTENSILS
    092  03   01   COOKING  TOOLS
    092  03   02   COOKING  GADGETS
    092  03   99   COOKING  UTENSILS, MISC

    092  06   00   GADGETS
    092  06   01   GADGETS  CAN OPENER
    092  06   02   GADGETS  BOTTLE OPENER
    092  06   03   GADGETS  PEELERS
    092  06   04   GADGETS  CHEESE IMPLEMENTS
    092  06   05   GADGETS  MEASURING

CGX080                   GU Category Code Listing              RUN DATE 11/03/95
RCG080

-GU CATEGORY CODE-  DESCRIPTION
    MAJ  INT  MIN

    092  06   06   GADGETS GRATERS
    092  06   07   GADGETS TIMERS
    092  06   08   GADGETS SPATULAS
    092  06   09   GADGETS WHISKS
    092  06   10   GADGETS THERMOMETERS
    092  06   11   GADGETS FUNNELS
    092  06   12   GADGETS CUTTING/SERVING BOARDS
    092  06   13   GADGETS TEA ITEMS
    092  06   14   GADGETS STEAMERS
    092  06   15   GADGETS BAKING ITEMS
    092  06   16   GADGETS MAGNETS
    092  06   99   GADGETS MISC

    092  07   00   KITCHEN ACCESSORIES
    092  07   01   K/A SINK ITEMS
    092  07   02   K/A RANGE ITEMS
    092  07   03   K/A CABINET ITEMS
    092  07   04   KITCHEN ACCESSORIES, SHELF PAPER &      LINERS
    092  07   99   KITCHEN ACCESSORIES MISC

    092  09   00   STORAGE CONTAINERS
    092  09   01   STORAGE CONTAINERS DRY
    092  09   02   STORAGE CONTAINERS FREEZER
    092  09   03   STORAGE CONTAINERS REFRIGERATOR
    092  09   04   STORAGE CONTAINERS ICE TRAYS
    092  09   05   STORAGE CONTAINERS PITCHERS, WATER BOTTLES
    092  09   06   STORAGE CONTAINERS HOT COLD
    092  09   99   STORAGE CONTAINERS MISC

    092  10   00   COFFEE FILTERS, SUPPLIES
    092  10   03   COFFEE FILTERS, STAR
    092  10   04   COFFEE FILTERS, MR. COFFEE
    092  10   05   COFFEE FILTERS, MELITTA
    092  10   06   COFFEE FILTERS, PRIVATE LABEL
    092  10   07   COFFEE POT CLEANERS
    092  10   08   COFFEE POTS
    092  10   09   TEA POTS
    092  10   10   THERMOS
    092  10   11   COFFEE MUGS
    092  10   12   OTHER MUGS
    092  10   99   COFFEE SUPPLIES MISC

    092  15   00   SMALL ELECTRICAL APPLIANCES
    092  15   01   SMALL ELECTRICAL APPLIANCES, ALL

    092  50   00   MISC SEASONAL GEN MDSE
    092  50   01   MISC SEASONAL BARBECUE GRILLS

CGX080                   GU Category Code Listing              RUN DATE 11/03/95
RCG080

-GU CATEGORY CODE-  DESCRIPTION
    MAJ  INT  MIN

    092  50   02   MISC SEASONAL, COOLERS, CHESTS, ETC.
    092  50   99   MISC SEASONAL, OTHERS

    092  60   00   HARDWARE/TOOLS
    092  60   01   HARDWARE, ALL
    092  60   02   TOOLS, ALL

    092  90   00   BATHROOM ACCESSORIES
    092  90   01   BATHROOM ACCESSORIES WASTE
    092  90   02   BATHROOM ACCESSORIES LAUNDRY
    092  90   99   BATHROOM ACCESSORIES MISC

    092  99   00   MISCELLANEOUS
    092  99   01   MISCELLANEOUS  OVEN MITTENS, POT HOLDERS
    092  99   02   MISCELLANEOUS  CLIP STRIP PROGRAM
    092  99   11   MISCELLANEOUS  CANDLES, TABLE/EMERG, STERNO
    092  99   21   MISCELLANEOUS  STRING (TWINE IN 0930503)
    092  99   31   MISCELLANEOUS  ASH TRAYS
    092  99   99   MISCELLANEOUS, OTHERS

    093  00   00   STATIONERY

    093  02   00   WRITING IMPLEMENTS
    093  02   01   WRITING IMPLEMENTS   PENS
    093  02   02   WRITING IMPLEMENTS   PENCILS
    093  02   03   WRITING IMPLEMENTS   MARKERS
    093  02   04   WRITING IMPLEMENTS   CRAYONS
    095  02   05   WRITING IMPLEMENTS CHALK
    093  02   99   WRITING KITS, PENCILS BOXES

    093  03   00   SCHOOL SUPPLIES
    093  03   01   SCHOOL SUPPLIES FILLER PAPER
    093  03   02   SCHOOL SUPPLIES WIRE BOUND NOTEBOOKS
    093  03   03   SCHOOL SUPPLIES LOOSELEAF BINDERS, ETC
    093  03   04   SCHOOL SUPPLIES TABLETS
    093  03   99   SCHOOL SUPPLIES, OTHERS

    093  04   00   HOME AND  OFFICE  SUPPLIES
    093  04   01   HOME AND  OFFICE  SUPPLIES   SUNDRIES
    093  04   02   HOME AND  OFFICE  SUPPLIES   SCRATCH/MEMO PADS, TABLETS
    093  04   03   HOME AND  OFFICE  SUPPLIES   ENVELOPES
    093  04   04   TYPING &  CARBON  PAPER
    093  04   99   HOME AND  OFFICE  SUPPLIES   MISC DESK, ACCOUTREMENTS

    093  05   00   TAPES, GLUES, ADHESIVES, TWINE
    093  05   01   TGAT - TAPES

CGX080                   GU Category Code Listing              RUN DATE 11/03/95
RCG080

-GU CATEGORY CODE-  DESCRIPTION
    MAJ  INT  MIN

    093  05   02   TGAT - GLUE, ETC
    093  05   03   TGAT - TWINE

    093  20   00   ARTIST SUPPLIES
    093  20   01   SKETCH PADS, DRAWING TABLETS, ETC
    093  20   02   BROWSE, PENS, PENCILS
    093  20   03   PAINTS, INKS
    093  20   99   MISCELLANEOUS

    093  30   00   CHILDRENS ITEMS
    093  30   01   CONSTRUCTION PAPER
    093  30   02   LEARNING CENTER CHILDRENS TOYS, GAMES, CARDS, ETC
    093  30   03   LEARNING CENTER CHILDRENS BOOKS
    093  30   99   MISCELLANEOUS

    093  50   00   PLAYING CARDS
    093  50   01   PLAYING CARDS, ALL TYPES

    093  99   00   STATIONERY MISCELLANEOUS
    093  99   01   STATIONERY MISCELLANEOUS

    094  00   00   BATTERIES, ELECTRICAL, SHOE CARE

    094  01   00   BATTERIES, FLASHLIGHTS, BULBS
    094  01   01   BATTERIES, DURACELL ALKALINE
    094  01   02   BATTERIES, ENERGIZER ALKALINE
    094  01   03   BATTERIES, RAYOVAC ALKALINE
    094  01   04   BATTERIES, KODAK
    094  01   05   BATTERIES, PRIVATE LABEL
    094  01   08   BATTERIES, CONDUCTOR
    094  01   11   BATTERIES, HEAVY DUTY
    094  01   21   BATTERIES, GENERAL PURPOSE
    094  01   31   FLASHLIGHT
    094  01   80   MARKUP SHIPPERS 3%
    094  01   81   MARKUP SHIPPERS 5%
    094  01   82   MARKUP SHIPPERS 10%
    094  01   98   LIGHT BULBS
    094  01   99   MISCELLANEOUS

    094  02   00   ELECTRICAL EQUIPMENT
    094  02   01   ELECTRICAL EQUIPMENT, ALL
    094  02   02   TELEPHONE ACCESSORIES

    094  03   00   ELECTRICAL EQUIPMENT RENTALS
    094  03   01   ELECTRICAL EQUIPMENT RENTALS, ALL

    094  50   00   SHOE BRUSHES, ACCESSORIES

CGX080                   GU Category Code Listing              RUN DATE 11/03/95
RCG080

-GU CATEGORY CODE-  DESCRIPTION
MAJ INT  MIN

    094  50   01   SHOE BRUSHES, ACCESSORIES

    094  51   00   SHOE LACES
    094  51   01   SHOE LACES, DRESS
    094  51   02   SHOE LACES, CASUAL
    094  51   03   SHOE LACES, ATHLETIC
    094  51   04   SHOE LACES, BOOT/WORK
    094  51   05   SHOE LACES, SPECIALTY
    094  51   99   SHOE LACES, RACKS W/MDSE

    094  52   00   SHOE POLISHES
    094  52   01   SHOE POLISHES, PASTE, CREAM, KITS, ETC.
    094  52   02   SHOE POLISHES, LIQUID
    094  52   03   SHOE POLISHES, AEROSOL
    094  52   04   SHOE POLISHES, WATERPROOF ITEMS

    094  99   00   SHOE CARE RACKS/FIXTURES(NO CHARGE)
    094  99   01   SHOE CARE RACKS/FIXTURES(NO CHARGE)

    095  00   00   GREETING CARDS, PARTY SUPPLIES

    095  10   00   GREETING CARDS
    095  10   01   GREETING CARDS, SINGLES
    095  10   02   GREETING CARDS  HOLIDAY SINGLES
    095  10   03   GREETING CARDS HOLIDAY TRAYS
    095  10   99   GREETING CARDS, OTHERS

    095  11   00   GIFT WRAP, TRIM, ENCL.CARDS
    095  11   01   GIFT WRAP, TRIM, ENCL.CARDS

    095  50   00   PARTY SUPPLIES
    095  50   01   PARTY SUPPLIES CAKE DECORATIONS
    095  50   02   PARTY SUPPLIES BIRTHDAY CANDLES
    095  50   03   PARTY SUPPLIES, OTHER CANDLES
    095  50   08   PARTY SUPPLIES, MISC PAPER, TOYS, ETC

    096  00   00   VIDEO RENTALS/SELL THROUGH

    096  01   00   VIDEO EQUIPMENT RENTALS
    096  01   01   VIDEO EQUIPMENT RENTALS, ALL

    096  02   00   VIDEO TAPE RENTALS
    096  02   01   VIDEO TAPE RENTALS, ALL

    096  03   00   VIDEO SELL THROUGH

CGX080                   GU Category Code Listing              RUN DATE 11/03/95
RCG080

-GU CATEGORY CODE-  DESCRIPTION
    MAJ  INT  MIN

    096  03   01   VIDEO SELL THROUGH, ALL
    096  03   02   PRE-VIEWED VIDEOS, ALL

    097  00   00   SOFT GOODS

    097  01   00   SOFT GOODS KITCHEN
    097  01   01   SOFT GOODS KITCHEN  TOWELS
    097  01   02   SOFT GOODS KITCHEN  DISH CLOTHS
    097  01   04   SOFT GOODS KITCHEN  POT HOLDERS
    097  01   05   SOFT GOODS KITCHEN  MITTS
    097  01   10   SOFT GOODS KITCHEN  ASSTD SET
    097  01   12   SOFT GOODS PLACE MATS/TABLECLOTHS
    097  01   99   SOFT GOODS, MISC

    097  10   00   MENS UNDERWEAR
    097  10   01   MENS BRIEF
    097  10   02   MENS FASHION BRIEF
    097  10   03   MENS A-SHIRT
    097  10   04   MENS V-SHIRT
    097  10   05   MENS T-SHIRT
    097  10   99   MENS MISCELLANEOUS

    097  11   00   BOYS UNDERWEAR
    097  11   01   BOYS BRIEF
    097  11   02   BOYS FASHION BRIEF
    097  11   99   BOYS MISCELLANEOUS

    097  12   00   GIRLS UNDERWEAR
    097  12   01   GIRLS BRIEF
    097  12   02   GIRLS FASHION BRIEF
    097  12   99   GIRLS MISCELLANEOUS

                                      EXHIBIT D
                          OPERATING EXPENSES AND OTHER COSTS




                                          *


*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

                                      EXHIBIT E
                             [Form of Notice to Vendors]
TO:      Grand Union Vendors
FROM:    ___________________
RE:      Agreement with C&S Wholesale Grocers for
         Montgomery Facility
DATED:   January ___, 1996
--------------------------------------------------------------------------------

    Grand Union and C&S Wholesale Grocers, Inc. ("C&S") have entered into an agreement effective January 21, 1996 under which C&S will supply health and beauty care and general merchandise products to our Montgomery, New York distribution center. While this arrangement will not change the manner in which Grand Union does business with its vendors, please note that in purchasing merchandise on behalf of C&S under this arrangement, Grand Union will be acting as agent for C&S and C&S shall be the owner of title to the merchandise. Payments to vendors will continue to be made by Grand Union. Grand Union is not authorized to act as agent for C&S for any purpose other than the purchase of such merchandise.
    If you have any questions, please feel free to contact _______ at
__________________.



cc:  C&S Wholesale Grocers, Inc.

                     [Form of Notice to Bank Agent and Landlord]
TO:     _________________
FROM:   _________________
RE:     Agreement with C&S Wholesale Grocers for
        Montgomery Facility
DATED:  January ___, 1996
--------------------------------------------------------------------------------
    Grand Union has entered into an agreement with C&S Wholesale Grocers, Inc. ("C&S") effective January 21, 1996 pursuant to which C&S will supply health and beauty care and general merchandise to our Montgomery, New York distribution center. Such products will be acquired from vendors either by Grand Union acting as agent for C&S or by C&S directly. All such products to be held at the Montgomery facility will be owned by C&S and will not constitute property or inventory of Grand Union.
    Health and beauty care and general merchandise products that are presently owned by Grand Union and held at the Montgomery facility as of the effective date of the agreement, as well as other kinds of merchandise owned by Grand Union and held or to be held at such facility, will constitute Grand Union-owned inventory.
    If you have any questions, please contact _________ at _____________.

cc:  C&S Wholesale Grocers, Inc.

                                      EXHIBIT F

                                  CONSENT AND WAIVER


    THIS CONSENT AND WAIVER, dated the ______ day of _______________, 1996, is among MACK BRACKEN ROAD PROPERTIES LIMITED and MONTGOMERY '89 ASSOCIATES L.P., doing business as BRACKEN '89 JOINT VENTURE, with offices at c/o The Mack Company, 370 West Passaic Street, Rochelle Park, New Jersey 07662 ("Landlord"); THE GRAND UNION COMPANY, with offices at 201 Willowbrook Boulevard, Wayne, New Jersey 07470-0966 ("Tenant") and C&S WHOLESALE GROCERS, INC., with offices at Old Ferry Road, P.O. Box 821, Brattleboro, Vermont 05302 ("C&S").

    WHEREAS, Tenant is the tenant under the following lease (together with any and all amendments thereto, the "Lease"):

    Lease between Landlord and Tenant dated September 29, 1989 with respect to land and improvements now or hereafter located thereon located at Bracken Road, Montgomery, New York (the "Leased Premises");

    WHEREAS, C&S and Tenant have entered into a Supply and Operating Agreement dated as of January 21, 1996 (the "Supply Agreement") pursuant to which, during the "Grand Union Purchase Period" (as defined therein), Tenant purchases certain merchandise as the agent for C&S and receives delivery of such merchandise at the Leased Premises;

    WHEREAS, during the "C&S Purchase Period" (as defined in the Supply Agreement) C&S purchases certain merchandise and receives delivery of such merchandise at the Leased Premises;

    WHEREAS, at all times during the Grand Union Purchase Period and the C&S Purchase Period, C&S holds title to and is the owner of the merchandise purchased by Tenant in its capacity as agent for C&S, as well as merchandise purchased directly by C&S (all such merchandise being referred to in this Consent and Waiver as the "Merchandise");

    WHEREAS, C&S and Tenant have requested Landlord to execute a Consent and Waiver with respect to certain aspects of such transactions and Landlord is prepared to do so on the terms and conditions set forth herein.

    NOW, THEREFORE, based on these premises and for good and valuable consideration, receipt of which is hereby acknowledged:

    1. Landlord disclaims any title to or right in the Merchandise and subordinates to the interest of C&S any security interest, lien, encumbrance, attachment or other interest which Landlord may now or hereafter have or acquire in the Merchandise by statute, agreement or otherwise.

    2. Landlord agrees that, on default of Tenant's obligations to C&S, C&S or its agents may remove the Merchandise from the Leased Premises and Landlord agrees that it will grant C&S or its agents the right of entry at all reasonable times and after reasonable notice, from time to time, to remove such property from the Leased Premises. In connection with such removal, however, C&S shall be required to use reasonable care, and to repair promptly any physical damage done to the Leased Premises caused by such removal.

    3. Landlord agrees not to interfere with and to reasonably cooperate with C&S or its agents in the event of any foreclosure, assignment, taking of possession, sale (by auction or otherwise) or other enforcement by C&S of its rights as owner of the Merchandise and creditor of the Tenant, provided C&S and its agents shall use best efforts not to disrupt the ongoing business of other tenants or Landlord in the vicinity of the Leased Premises.

    4. Landlord shall send to C&S expeditiously and concurrently with any default or termination notices sent to Tenant a copy of any such default or termination notice, and Landlord shall accept a cure of such default from C&S if C&S chooses to cure the default, as its option, on or before thirty days after the grace period provided for in the Lease.

    5. Landlord and Tenant agree that they shall not materially alter or amend or and shall not cancel the Lease without C&S' prior written consent so long as C&S owns Merchandise located on or in the Leased Premises, which consent shall not be unreasonably withheld, delayed or conditioned.

    6. Landlord acknowledges that true copies as executed of the Lease is annexed hereto and that, to Landlord's knowledge, Tenant is not now in default thereunder.

    7. Landlord hereby consents to the assignment or subleasing to C&S of Tenant's rights, title and interest under the Lease.

    8. This Consent and Waiver shall be binding upon the Landlord, Tenant, and C&S and shall inure to the benefit of Landlord and C&S, and their successors and assigns and transferees.

    IN WITNESS WHEREOF, Landlord, Tenent and C&S have hereby caused this
Consent and Waiver to be executed under seal as of the date above first written.

                         BRACKEN 89 JOINT VENTURE

                         BY: MACK BRACKEN ROAD PROPERTIES LIMITED

                         By:
                             -----------------------------------------
                             Name:
                             Title:


                         BY: MONTGOMERY '89 ASSOCIATES L.P.

                         By: HAMPSHIRE MANAGEMENT COMPANY,
                             General Partner

                         BY:
                             -----------------------------------------
                             Name:
                             Title:


                         THE GRAND UNION COMPANY

                         By:
                             -----------------------------------------
                             Name:
                             Title:

                         C&S WHOLESALE GROCERS, INC.

                         By:
                             -----------------------------------------
                             Name:
                             Title:

                                      EXHIBIT H

January 18, 1996

To:  Mr. J. Hinkel

From: Jim O'Keefe

Re:  Slotting Information - Montgomery S & G

Item count as of 11/95:

              Dept.  00              1473 items

                                     422 Full Case
                                     1051 S,T,U

              Dept.  01              1824 items

                                     548 Quick Pick
                                     298 Cigarettes
                                     975 Full Case

              Dept.  02              7741 items

                                     6583 Quick Pick
                                     1161 Full Case

              Total Items:           11,038

                                     2558 Full Case
                                     7131 Quick Pick
                                     298 Cigarettes
                                     1051 S,T,U

              Quick Pick:            9011 slots
                                     7131 items
                                     1880 available slots

              Full Case:             3282 slots
                                     2558 items
                                     724 available slots

              Reserves:              13,570 total
                                     4091 available

              Total Pick Slots Q.P. and F.C.     12,293
              Available Pick Slots Q.P. and F.C.    2604

                                      Exhibit J
                             C&S Wholesale Grocers, Inc.

                                                               Corporate Offices
                                                    Old Ferry Road, P.O. Box 821
                                                      Brattleboro, Vermont 05302
                                                                  (802) 257-4371


                                   October 10, 1995



John Hinkel
Corporate Vice President Distribution
The Grand Union Company
201 Willowbrook Blvd.
Wayne, N.J.  07470-0966

Dear John:

Thanks for the time you and Jim O'Keefe spent with Duane and myself reviewing the Montgomery operation. Using Jack's proforma numbers and adding other expenses discussed, we should be able to agree on the methodology used in determining base operating cost in the near term and the future. Until the total effects of Penn Traffic's deletion have been completed, we both agree that it would be difficult to determine those base costs. We also agree that 90 days from the date you cease servicing Penn Traffic should be sufficient time to establish base operating expenses, after which we would meet again to review and agree upon any changes. Below you'll find a line by line review of the proforma a copy of which is enclosed.

                            Montgomery Warehouse Expenses

                                          *

Labor

1.  Productive wages   *

Productivity using a 10 week average:

                                          *

   *Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

3.  Fringe Salaries

    Vacation Pay   -    Contractual for union employees - need Grand Union
                        vacation policy and what are the entitlements for
                        non-union employees.
    Holiday Pay     -   same as vacation pay
    Sick Pay        -   Same as vacation pay

4.  Fringe Tax

    Payroll Tax     -   Per state and federal schedules

                                          *

5.  Other Department Expense

                                          *

6.  Administrative Salary

                                          *

7.  Administrative Expense

                                          *

    Walter: Tony needs to review detail confirm numbers or revise based on required modifications. Also need to establish replacement and upgrade policy.

8.  Occupation Expenses

         Building Repair and Maintenance Outside

         Jim O'Keefe has supplied agreements covering

         Landscaping/snowplowing - V.V. Landscaping Inc.
         Plumbing - Capitol Plumbing/Heating
         Electrician - Castleberry Electrical Services
         Fencing - B.J. Fencing Contractors
         Security - S.E.M. Security Systems, Inc.
         Sanitation - BFI
         Time Clocks - Simplex

   *Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

         HVAC - Mechanical Construction Corp.
         Elevator - Otis
         Cigarette Stamp Machine - Meyercord
         Copy Machines - Pitney Bowes - lease held in Wayne corporate account Equipment Repair Outside - included above in building room outside Parts/Materials - parts or materials purchased to make building and equipment repairs.

9.  Occupation Expenses

Heat, power, water         -   Should be the actual cost for each
Security/Protection        -   SEM Security Systems
Telephone                  -   Telephone - should be what actual cost is each
                               month
Rubbish Removal            -   BFI monthly invoices
Rent                       -   Per lease agreement
Real Estate tax            -   Per current base (local/school) and any
                               increases
Insurance Charge back      -   With comp - need to get workmen's compensation
                               history

                                          *

Fixed Insurance/Liability                 *
                               improvements based on insurance carrier
                               coverage requirements.  Aerosols, Class I,
                               Class II, flammables, etc.

Depreciation/Amortization  -              *

Please review the enclosed and I'll call you next week to discuss it's content or answer any questions you may have.

Thanks again.

                                       Very truly yours,

                                       C & S WHOLESALE GROCERS, INC.



                                       Steve Albanese
                                       Vice President Distribution Projects
SA/tw
Encs.
cc: Ron Wright
    Bill Hamlin
    Duane Wilkes
    Paul Moshovetis

   *Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

                                    CROWN CREDIT                              #A

                                          *

       ________________________________________________________________________

                                   EQUIPMENT COUNT

                                          *

   *Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

                                                                              #B




August 28, 1995

To:    Mr. J.  Hinkel

From:  Jim O'Keefe

Re:    Crown Credit/Miscellaneous


CROWN:   We presently have an arrangement with Crown to provide
service/maintenance known as a "Planned Maintenance Agreement." The arrangement works as follows:

                                          *

MISCELLANEOUS:    The items contained in this account are varied.  Some examples are:

                                          *

   *Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

September 17, 1995

To:    Mr. S.  Albanese
       Mr. D.  Wilks

From:  Jim O'Keefe

Re:    Meeting 9/13/95


Below and attached are some of the items requested at our meeting on the 13th of this month:

       Number of Purchase Orders Received/Trucks/Pieces

                                          *

       List of Major Contractors:

                                          *

       Copy of last telephone bills, utility bills are also attached. You'll note a small cellular bill as well. This is a backup to the main telephone line in the event the lines are cut or out of service when the building is alarmed.

       Also attached please find a list of equipment leases covering forklifts, batteries the yard horse and the cigarette stamping machines. These figures are based on a per month payment.

cc:    Mr. J.  Hinkel


   *Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

                               MONTGOMERY WHSE EXPENSES
                               ACTUAL WITH PENN TRAFFIC

                                          *

   *Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

                               MONTGOMERY WHSE EXPENSES
                               BUDGET GRAND UNION ONLY

                                          *

   *Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.

                                                                EXHIBIT K

                            SUBLEASE TERMS AND CONDITIONS

LESSEE:       C&S Wholesale Grocers, Inc.

LOCATION:     Montgomery, Orange County, New York
              Bracken Road

SIZE AND TYPE 215,000 square feet plus 10,000 square foot mezzanine warehouse

RENT:         2/21/96-9/28/99      $1,292,000.00 p.a.  ($107,666.67 p.m.)
              9/29/99-9/28/04      $1,428,260.00 p.a.  ($119,021.67 p.m.)
              9/29/04-9/28/09      $1,570,325.00 p.a.  ($130,860.42 p.m.)

COMMENCEMENT DATE: Date of Sublease Effective Date through 9/29/2009

RENEWAL OPTIONS:   4   AT    5     YEARS EACH

OPTION RENT:
    First     $1,659,793.00 p.a.  $138,316.08 p.m.
    Second    $1,825,772.00 p.a.  $152,147.67 p.m.
    Third     $2,008,350.00 p.a.  $167,362.50 p.m.
    Fourth    $2,209,185.00 p.a.  $184,098.75 p.m.

LAST DATE FOR NOTICE TO CANCEL OPTIONS:     18 months prior to expirarion of
initial term or renewal term, as the case may be.

CO-OCCUPANCY: Changes to take into account that Grand Union will be a co-occupant of a portion of the premises. This will include acknowledging that Tenant will not have exclusive possession and control, and that each party will have liability for the portions they do possess and control.

CROSS-INDEMNITIES: A provision requiring Grand Union and C&S to each indemnify the other for the negligent and intentional misconduct of their own employees, subject to the allocation of responsibilities in the Agreement.

SUBSIDIARY:   A provision permitting C&S to sublease and or assign to a
wholly-owned subsidiary, limited liability company or similar entity.

The Sublease shall contain the following clauses and such additional clauses as is customary and usual for this type of transaction. It is intended that C&S will Sublease on substantially the same terms and conditions as are in the underlying lease, but subject to the provisions of the Agreement.

                                 THE DEMISED PREMISES

    The Demised Premises consists of a building of approximately 215,000 gross rentable square feet (which building is hereinafter called the "Building") previously erected thereon and approximately 12.066 acres of land, which the Tenant acknowledges that it has inspected and is fully familiar with its condition and is leasing the same in an "AS IS" condition.

    The Demised Premises hereinabove described constitutes a self-contained unit and nothing in this Lease shall impose upon the Landlord any obligation to provide any services for the benefit of the Tenant, including but not limited to water, gas, electricity, heat or janitorial, unless and to the extent expressly provided in this Lease.

                                         USE

     The Demised Premises may be used for any lawful use by the Tenant.

     The aforesaid permitted use does not permit the stacking of merchandise and/or materials against walls or columns, nor does it permit the hanging of equipment from (or otherwise loading) the roof or structural members of the Building except in accordance with the standards set forth with respect to good and sound engineering practices. Notwithstanding anything contained herein to the contrary, any damage or wear and tear to the walls, columns, roof or structural members of the Building arising out of or in connection with any of the activities described in this Section 5.02 shall not be deemed to be ordinary wear and tear and shall be repaired, restored and/or replaced by Tenant at its sole cost and expense.

                                   QUIET ENJOYMENT

     The Landlord covenants that if, and so long as, the Tenant pays the rent, and any additional rent as herein provided, and performs the covenants hereof, the Landlord shall do nothing to affect the Tenant's right to peaceably and quietly have, hold and enjoy the Demised Premises for the Term herein mentioned, subject to the provisions of this Lease.

            ADDITIONAL RENT, TAXES, ASSESSMENTS, WATER RATES, CHARGES, ETC.

     The Tenant shall pay, before any interest or penalties accrue thereon, all real estate taxes, water and sewer rates and charges and all other governmental charges imposed during the Term on the Demised Premises or on the rents, as such, payable to the Landlord hereunder, and on request shall exhibit to the Landlord receipted bills or other proof of payment. There shall be apportioned any tax or charge relating to the fiscal year in which the Term of this Lease terminates. The Tenant shall be responsible for any tax or charge relating to the fiscal year in which the Term of this commenced.

     The Tenant shall pay all assessments that may be imposed upon the Demised Premises by reason of any specific public improvement (including but not limited to assessments for street openings, grading, paving and sewer installations and improvements) except that \if by law any such special assessment is payable, or may, at the option of the taxpayer, be paid, in installments, the Tenant may, whether or not interest accrues on the unpaid balance thereof, pay the same and any accrued interest on any unpaid balance thereof in installments as each installment becomes due and payable, but in any event before any penalty or cost may be added thereto for nonpayment of any installment or interest. Any such benefit, assessment or installment thereof relating to a fiscal period in which the Term of this Lease begins or ends shall be apportioned.

      The Tenant shall not be required to pay any estate, inheritance, devolution, succession, transfer, legacy or gift tax charged against the Landlord or the estate or interest of the Landlord in the Demised Premises or upon the right of any person to succeed to the same or any part thereof by inheritance, succession, transfer or gift, nor any capital stock tax or corporate franchise tax incurred by the Landlord, nor any income tax upon or against the income of the Landlord (including any rental income derived by the Landlord from the Demised Premises).

     The Tenant, in its name or the Landlord's name shall have the right to contest, or review, by appropriate proceedings, in such manner as it may deem suitable, at its own expense, and without expense to the Landlord, any tax, assessment, water and sewer rents or charges, or other charges payable by the Tenant pursuant to this Lease, and upon the request of the Tenant, the Landlord will protest any tax, assessment, water or sewer rent or charge, or any other charge payable by the Tenant pursuant to this Lease, which shall be contested or reviewed by the Tenant. Any refund resulting from such contest or review shall be assigned to and belong to the Tenant and shall be paid to the Tenant promptly upon its receipt by the Landlord. If the refund relates to a tax year that is apportioned between the Landlord and the Tenant, the refund shall be apportioned between the Landlord and the Tenant.

                                      INSURANCE

     During the Term, Tenant shall maintain the following insurance, insuring the Landlord and ground lessor, if any, and any mortgagee(s), as their respective interests may appear:

          (A) Insurance against damage to the Building by all risks of direct physical loss (at Landlord's option to include earthquake and flood) with the policy to contain either the agreed amount endorsement or a replacement cost endorsement, in amounts sufficient to prevent the Landlord from becoming a co-insurer, but in no event less than one hundred (100%) percent of the Building's then replacement value. Policy to include a contingent liability endorsement and/or demolition and increased cost of construction endorsement in order for the Building to be constructed in accordance with all requirements and regulations which may be applicable at the time of loss or damage, of all governmental agencies having jurisdiction over the Building and construction of such Building.

          (B) If appropriate, boiler and machinery insurance coverage for all eligible objects, including pressure vessels and air conditioning equipment, with the electrical apparatus clause, with such limits as may be reasonably necessary to properly insure the values at risk in the Building.

          (C) Plate glass insurance. At the option of the Tenant, Tenant may elect to self-insure for plate glass.

          (D) The policies of insurance provided for herein shall be from a company rated in the A.M. Best Key Rating Guide with a policyholder's service rating of A+ and a financial rating of XV. The company shall be licensed by the State of New York and a certificate(s) evidencing the existence of such policy shall be delivered to the Landlord, together with evidence of the payment of the premiums therefor, not less than fifteen
     (15) days prior to the commencement of the Term. At least fifteen (15) days prior to the expiration or termination date of any policy, the Tenant shall deliver a renewal or replacement policy, or certificate(s) evidencing the existence thereof, to Landlord together with proof of the payment of the premium therefor.

All insurance maintained pursuant to this Article may be effected by blanket insurance policies.

     The Tenant shall provide and keep in force, during the Term of this Lease, for the benefit of the Landlord and ground lessor, if any, comprehensive general liability insurance policies in standard form (containing the so-called "occurrence clause"), insuring the Landlord and Landlord's managing agent as an additional named insured with respect to ownership, operation, maintenance, use and control against liability for injury or damage to persons or property in or upon the Demised Premises during the Term of this Lease, which shall include a contractual liability endorsement. Said policies shall be written by insurance companies licensed to do business in the State of New York and shall cover the entire Demised Premises as well as any sidewalk in front of the same, and shall be in the minimum amount of Three Million and 00/100 ($3,000,000.00) Dollars.

     Tenant represents, said representation being specifically designed to induce the Landlord to execute this Lease, that Tenant's personal property, fixtures, betterments, improvements, goods and inventory at the Demised Premises and any other items which Tenant may bring to the Premises or which may be under Tenant's care, custody and control which may be subject to any claim for damages or destruction shall never exceed the amount of insurance which Tenant is required to carry pursuant to this Lease and for which Tenant shall name the Landlord as an additional named insured as its interest may appear. If at any time the value of the aforesaid exceeds the amount of such insurance, Tenant covenants to so notify Landlord and at the same time to immediately increase the amount of insurance required to be carried pursuant to Section 3.01 to an amount sufficient to cover the aforesaid to preclude any liability on Landlord's or Landlord's ground lessor's or mortgagee's part to Tenant. Should Tenant fail to do so, or fail to maintain insurance coverage adequate to cover the aforesaid, then Tenant shall not be in default hereunder unless Tenant makes a claim against Landlord for damages or destruction which would have been covered by insurance but for Tenant's failure to meet its obligations as set forth in this Article.

     Tenant shall indemnify and save Landlord harmless against and from all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorneys' fees) which may be imposed upon, incurred by or asserted against Landlord by reason of:

          (A) Any work or thing done in, on or about the Demised Premises or any part thereof by or on behalf of Tenant;

          (B) Any use, occupation, condition, operation of the Demised Premises or any part thereof or of any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto or any occurrence on any of the same on the part of Tenant;

          (C) Any act or omission on the part of Tenant or any subtenant or any employees, licensees or invitees;

          (D) Any accident, injury (including death) or damage to any person or property occurring in, on or about the Demised Premises, or any part thereof or in, on or about any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto alleged to have been caused by Tenant's acts or omissions; and

          (E) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease, or recording of this Lease. The provisions of this Paragraph shall survive the expiration or earlier termination thereof for as long as any applicable statute of limitations.

     Providing, however, Tenant shall not be responsible for nor required to indemnify Landlord for any acts or omissions resulting in liability, fees, costs, etc., to Landlord arising from or in connection with Labor Services Agreement.

     All losses paid under the policy or policies carried pursuant to Section
8.01 shall be adjusted by the Landlord and Tenant and the proceeds thereof shall be payable to the Landlord, to be held in trust to be used for repair and restoration of the Demised Premises by the Tenant. If the proceeds of insurance are not sufficient to cover the cost of restoration as required by Tenant, then Tenant shall be responsible for the cost of any deficiency.
Each insurance policy carried by Tenant and insuring the Demised Premises and its fixtures and contents against loss by fire, water and causes covered by standard extended coverage, shall be written in a manner so as to provide that the insurance company waive all rights of recovery by way of subrogation against Landlord in connection with any loss or damage covered by such policies, Neither party shall be liable to the other for any loss or damage caused by fire, water or any of the risks enumerated in standard extended coverage insurance, provided such insurance was obtainable at the time of such loss or damage. If such insurance policies are obtainable only by the payment of an additional premium charge, the same shall be obtained and such additional premium paid for by the Tenant. If the release of either Landlord or

Tenant, as set forth in the third sentence of this Paragraph, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be deemed secondary to the latter's insurer.

    The Tenant shall also furnish insurance for such other hazards and in such amounts as the Landlord may reasonably require and as at the time are commonly insured against with respect to buildings similar in character, general location and use and occupancy to the Demised Premises in relative amounts normally carried with respect thereto. The Landlord reserves the right at any time and from time to time to require that the limits for any of the insurance required pursuant to Article VIII be increased to limits as at the time are reasonable with respect to Tenant's use and to buildings similar in character, general location and use and occupancy to the Demised Premises.

    Landlord shall maintain rent insurance against the loss of rent and additional rent for no less than one (1) year as provided herein, and Tenant shall reimburse Landlord for the entire cost of said rent insurance, promptly when billed, as additional rent.

    All policies required pursuant to this Article shall contain provision for thirty (30) days' written notice by registered mail to the Landlord of any change or cancellation of said policy.

                                      REPAIRS

    The Tenant shall keep the Demised Premises in good condition and repair, and shall redecorate, paint and renovate the Demised Premises as may be necessary to keep them in good condition and repair and good appearance. The Tenant shall keep the Demised Premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter. The Tenant shall keep the sidewalks and roadways forming part of the Demised Premises clean and free of obstructions, snow and ice. Throughout the Term of this Lease, the Tenant, at its sole cost and expense, will take good care of the Demised Premises and the sidewalks and curbs adjoining the Demised Premises and will keep the same in good order and condition and make all necessary repairs thereto, structural and nonstructural, interior and exterior, ordinary and extraordinary, foreseen and unforeseen.

    The Tenant shall replace, at the Tenant's expense, all glass in and on the Demised Premises which may become broken after the date of Tenant's occupancy. When used in this Article, the term "repairs" shall include all necessary replacements and renewals. All repairs made by Tenant shall be equal in quality and class to the original work. The Tenant shall quit and surrender the Demised Premises at the end of the Term in as good condition as the reasonable use thereof will permit and in compliance with the requirements stated herein and in a "broom-clean" condition, and shall, by way of example and not by way of limitation, clean and reseal all concrete floors.

    The Tenant shall not make any alterations, additions or improvements to the Demised Premises without the prior written consent of the Landlord, which Landlord shall not unreasonably withhold. In making its determination, Landlord shall consider, among other considerations, the standards set forth with respect to good and sound engineering practices. Notwithstanding the provisions of this Section 9.02, Landlord's prior written consent shall not be required for any alterations, additions or improvements which, in the aggregate, do not exceed the cost of Five Hundred Thousand and 00/100 ($500,000.00) Dollars per lease year, and which do not adversely affect any structural portion of the Building or any Building mechanical, electrical, HVAC, or plumbing system.
All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon or to the Demised Premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the expiration or sooner termination of this Lease, without compensation to the Tenant; or, in the alternative and at the direction of Landlord, Tenant shall remove all or so much of the property therefrom as directed or such property shall be conclusively deemed abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of such removal. Landlord may have any such property stored at Tenant's risk and expense. Landlord, at Landlord's option, may require as a condition of its consent, that Tenant remove, at the expiration or sooner termination of the Lease Term, any erections, alterations, additions or improvements made by Tenant, and restore the Demised Premises to a substantially similar condition to that in existence as of the commencement date of the Lease, and that the Tenant use contractors approved by Landlord.

                                       CASUALTY

      If the Demised Premises or the Building is damaged or destroyed by fire, explosion, the elements or otherwise during the Term so as to render the Demised Premises wholly untenantable or unfit for occupancy, or should the Demised Premises be so badly injured that the same cannot be repaired within one hundred eighty (180) days from the happening of such injury, then, and in such case, the Term hereby created shall, at the option of either the Landlord or the Tenant, terminate upon the giving of a notice of termination.
 If a notice of termination is given, the Term of this Lease shall terminate effective as of the date of such damage or destruction, and the Tenant shall immediately surrender the Demised Premises and all the Tenant's interest therein to the Landlord, and pay rent to the time of such damage or destruction, and the Landlord may re-enter and repossess the Demised Premises discharged from this Lease and may remove all parties therefrom.

    Should the Demised Premises be rendered untenantable and unfit for occupancy, but yet be repairable within one hundred eighty (180) days from the happening of said injury, the Landlord will make the proceeds of insurance available to Tenant so that Tenant may repair the Demised Premises with reasonable speed, and the rent shall not accrue after said injury and while repairs are being made, provided Landlord receives the proceeds of rent insurance, but shall recommence immediately after such repairs shall be completed.

    If the Demised Premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, the Tenant shall repair the same with reasonable promptness and the rent accrued and accruing shall not cease or terminate. The Tenant shall immediately notify the Landlord in case of fire or other damage to the Demised Premises.

    Notwithstanding anything to the contrary in Section 10.01, neither the Landlord nor the Tenant shall have any option to terminate this Lease upon the happening of an injury referred to in Section 10.01 provided that the happening of such injury occurs at a time when the unexpired Term of this Lease is one (1) year or more. In such event, the Landlord shall make the proceeds of insurance available to the Tenant and the Tenant shall repair the Demised Premises, even to the extent of rebuilding the Building if necessary. The Tenant shall promptly enter and repair the Demised Premises with reasonable speed, making due allowance for conditions beyond the Tenant's control, including, but not limited to time lost in adjusting insurance claims and strikes, and the rent shall not accrue after such injury and while repairs are being made, provided Landlord receives the proceeds of rent insurance, but shall recommence immediately after said repairs shall be completed. Landlord shall have no obligation to repair or restore Tenant's improvements. Notwithstanding anything contained herein to the contrary, in the event the happening of an injury referred to in Section 10.01 occurs when the unexpired Term of this Lease is less than one (1) year and Landlord exercises its option to terminate this Lease, then and in that event, Tenant can negate Landlord's termination by exercising its option to renew in accordance with Article.

    Prior to the performance of any work by Tenant pursuant to the provisions of this Article, Tenant shall first submit plans and specifications to Landlord and Landlord shall have the right to review and approve said plans and specifications and to require modifications thereto. All work shall be performed by Tenant in accordance with good and sound engineering practices and in compliance with all laws, ordinances and regulations.

    Notwithstanding anything contained to the contrary in this Article, in the event the proceeds of insurance are not sufficient to cover the cost of restoration, the Tenant shall be responsible for the cost of any deficiency.

                                     CONDEMNATION

    Section 11.01. If, during the Term, twenty-five (25%) percent or more of the area of the Demised Premises shall be taken under any power of eminent domain or condemnation then, at the option of the Tenant, to be exercised in writing within thirty (30) days of the taking of title thereto, this Lease shall expire within thirty (30) days of the date of such notice and the rent herein reserved shall be apportioned as of said date. However, if the Tenant does not exercise the aforementioned option, or if the taking does not deprive the Tenant of at least twenty-five (25%) percent of the area of the Demised Premises, this Lease shall not expire but the rent shall be equitably apportioned. If the Landlord and the Tenant fail to agree upon an equitable apportionment, the rent for the Building, after such taking, shall be determined in accordance with the Commercial Rules of the American Arbitration Association, in the City of New York, New York, and the arbitrator shall be empowered to assess the costs and expenses of the proceedings as part of the determination. Pending such determination the Tenant shall pay, on account of the rent, such proportion of the rent reserved in this Lease as the total area of the Building after the taking bears to the total area of the Building before the taking, subject to adjustment in accordance with the arbitrator's award. If the Landlord can, after such taking, construct an addition to the remaining Building so as to restore all of the Building area and Building facilities theretofore taken, the Landlord shall, subject to the adequacy of the condemnation award and to the mortgagee making the same available to the Landlord, promptly construct such addition and restore such facilities so taken and upon the completion of such restoration, the full rent reserved by this Lease shall be reinstated, as of the date of such restoration, and, if the Tenant is able to occupy and use the Building, the proportionate rent shall be paid by the Tenant as herein provided, during the period between the taking and the restoration of the Building and facilities. No part of any award shall belong to the Tenant except that nothing contained herein is intended to affect or limit the Tenant's claim for fixtures or other improvements owned by Tenant provided the same does not diminish the Landlord's award. It is expressly understood and agreed that the provisions of this Article XI shall not be applicable to any condemnation or taking for governmental occupancy for a limited period of time.

                              COMPLIANCE WITH LAWS, ETC.

    The Tenant shall not do or permit anything to be done in the Demised Premises which shall constitute a public nuisance or which will conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof.

    The Tenant shall, at its own expense, obtain all necessary environmental and operating permits and comply with all requirements of law and with all ordinance or orders, rules and regulations of any State, Municipal or other public authority affecting the Demised Premises and with all requirements of the Fire Insurance Exchange or similar body, and of any liability insurance company insuring the Landlord against liability for accidents in or connected with the Demised Premises including, but not limited to laws, ordinance, orders, rules and regulations which apply to the interior or exterior of the Demised Premises, the structural or nonstructural parts thereof, and to make all improvements and repairs required by such laws, ordinances, orders, rules and regulations, ordinary or extraordinary, foreseen or unforeseen.

    Tenant acknowledges the existence of environmental laws, rules and regulations now or hereafter enacted by any federal, state or municipal authority and Tenant agrees to comply therewith.

    Tenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Demised Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical", "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, ET SEQ.), any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Article shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Tenant but shall thereafter be deemed to be a Hazardous Substance.

    Tenant agrees to indemnify and hold harmless the Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of the undertakings set forth in this Article, said indemnity to survive the Lease expiration or sooner termination.

                                ASSIGNMENT AND SUBLEASE

    (A) The Tenant may assign this Lease and sublet the whole or any part of the Demised Premises, with the consent of the Landlord which consent shall not be unreasonably withheld subject to the following conditions:

         (1) A copy of the assignment or sublease shall be furnished to the Landlord.

         (2) The assignee shall assume by written instrument all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Landlord within ten (10) days of its execution.

         (3) The Tenant and each assignee shall be and remain liable for the observance of all of the covenants and provisions of this Lease, including but not limited to the payment of the rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

         (4) The Tenant and any assignee shall promptly pay to Landlord one-half (1/2) of any net consideration received for any assignment or one-half (1/2) of the net rent, as and when received in excess of the rent required to be paid by Tenant for the area sublet, computed on the basis of an average square foot rent for the entire Building. As used herein, net consideration and/or net rent shall mean gross rent or gross consideration less any reasonable brokerage or tenant work paid by Tenant in connection with the assignment or sublet, said brokerage or tenant work to be amortized over the term of the assignment or sublet.

       (B) Notwithstanding anything herein contained, the Tenant may assign or sublet the whole or any part of the Demised Premises to an affiliated corporation, or to any corporation with which it shall be merged or which shall acquire the assets of the Tenant, all without notice to the Landlord.

    (C) In any event, the acceptance by the Landlord of any rent from the assignee, or of any of the subtenants, or the failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Tenant herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

    (D) Notwithstanding anything herein contained, prior to any sublet of the whole or any portion of the Demised Premises or an assignment of the within Lease to any other party, other than sublets or assignments permitted by Subsection (B) hereof, the Tenant shall first offer, in writing, to surrender the Demised Premises to the Landlord, and the Landlord shall either accept or refuse to accept such surrender within ten (10) days after the receipt of such offer, failing which the offer shall automatically be deemed refused. In the event Landlord shall accept such surrender, the within tenant shall be released from any and all obligations hereunder.

    (E) The Landlord may require a payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same, which payment shall be equal to those charges, if any, assessed by Landlord's mortgagee.

    (F) The Tenant acknowledges that its sole remedy with respect to any assertion that the Landlord's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and the Tenant shall have no other claim or cause of action against the Landlord as a result of the Landlord's actions in refusing to consent thereto.

    (G) Without limiting any of the provisions of Article XIV, if pursuant to the Federal Bankruptcy Code (or any similar Law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease, notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's fixed rent plus an amount equal to the sum of all other charges due and payable by Tenant hereunder for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for security in Section 22.02.

    (H) Except as specifically set forth above, no portion of the Demised Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, nor shall Tenant pledge its interest in this Lease or in any security deposit required hereunder.

                                   RENEWAL OPTIONS

    Tenant is hereby granted four (4) options to renew this Lease upon the following terms and conditions:

         (A) At the time of each renewal, the Tenant shall not be in default in accordance with the terms and provisions of this Lease, and shall be in possession of the Demised Premises pursuant to this Lease.

        (B) Each of the renewal options shall be deemed automatically exercised unless Tenant notifies Landlord to the contrary, in writing, at least eighteen (18) months before the expiration of the Term, or eighteen (18) months before the expiration of the preceding renewal term, as the case may be.

        (C) The renewal terms shall be for the term of five (5) years each, the first renewal term to commence at the expiration of the term of this
Lease, the second renewal term to commence upon the expiration of the first renewal term, the third renewal term to commence upon the expiration of the second renewal term, and the fourth renewal term to commence upon the expiration of the third renewal term, and all of the terms and conditions of this Lease, other than the rent, shall apply during any such renewal terms.

        (D) The basic rent to be paid during the first renewal term shall be Eight Million Two Hundred Ninety-eight Thousand Nine Hundred Sixty-five and 00/100 ($8,298,965.00) Dollars; the basic rent to be paid during the second renewal term shall be Nine Million One Hundred Twenty-eight Thousand Eight Hundred Sixty and 00/100 ($9,128,860.00) Dollars; the basic rent to be paid during the third renewal term shall be Ten Million Forty-one Thousand Seven Hundred Fifty and 00/100 ($10,041,750.00) Dollars; and the basic rent to be paid during the fourth renewal term shall be Eleven Million Forty-five Thousand Nine Hundred Twenty-five and 00/100 ($11,045,925.00) Dollars. The basic rent during each of the renewal terms shall be payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and shall accrue at the following yearly and monthly rates:

     Renewal Term             Yearly Rent        Monthly Rent

     First
     (Years 21-25)           $1,659,793.00       $138,316.08

     Second
     (Years 26-30)           $1,825,772.00       $152,147.67

     Third
     (Years 31-35)           $2,008,350.00       $167,362.50

     Fourth
     (Years 36-40)           $2,209,185.00       $184,098.75

The aforesaid monthly rents shall be payable in advance on the first day of each calendar month during the respective renewal term, except that a proportionately lesser sum may be paid for the first month of any of the renewal terms if said renewal term commences on a date other than the first of the month.

                                                                     Exhibit L


                                      *






*Material omitted and filed separately with the SEC pursuant to a request for Confidential Treatment.